UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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FIRST CITIZENS BANCSHARES

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4300 Six Forks Road

Raleigh, North Carolina 27609

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of shareholders of First Citizens BancShares, Inc. will be held at the First Citizens Center located at 4300 Six Forks Road, Raleigh, North Carolina, at 9:00 a.m. EDT on Tuesday, April 30, 2019.

The purposes of the meeting are:

1.	Election of Directors: To elect 11 directors for one-year terms;

2.

Advisory Vote on Executive Compensation: To vote on a non-binding advisory resolution to approve compensation paid or provided to our executive officers as disclosed in our proxy statement for the Annual Meeting (a “say-on-pay” resolution); and

3.	Ratification of Appointment of Independent Accountants: To vote on a proposal to ratify the appointment of Dixon Hughes Goodman LLP as our independent accountants for 2019.

Our Board of Directors unanimously recommends that you vote:

“FOR” each of the 11 nominees named in the enclosed proxy statement for election as directors, and

“FOR” Proposals 2 and 3.

In addition to the matters listed above, at the Annual Meeting our shareholders will vote on such other matters as may properly come before the meeting. The Board of Directors does not know of any matters that may be voted upon at the Annual Meeting other than the matters set forth above.

At the Annual Meeting, you may cast one vote for each share of our Class A Common Stock and 16 votes for each share of our Class B Common Stock you held of record on March 1, 2019, which is the Record Date for the meeting.

You are invited to attend the Annual Meeting in person. However, if you are the record holder of your shares of our common stock, we ask that you appoint the Proxies named in the enclosed proxy statement to vote your shares for you by signing, dating and returning the enclosed proxy card, or following the instructions in the proxy statement to appoint the Proxies by telephone or Internet. If your shares are held in “street name” by a broker or other nominee, the record holder of your shares must vote them for you, so you should follow your broker’s or nominee’s directions and give it instructions as to how you want it to vote your shares. Even if you plan to attend the Annual Meeting, voting by proxy will help us ensure that your shares are represented and that a quorum is present at the meeting. If you sign a proxy card or appoint the Proxies by telephone or Internet, you may later revoke your appointment or change your vote or attend the Annual Meeting and vote in person.

This notice and the enclosed proxy statement and proxy card are being mailed to our shareholders on or about March 11, 2019.

By Order of the Board of Directors

Bridget L. Welborn

Secretary

PROXY STATEMENT TABLE OF CONTENTS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE SHAREHOLDER MEETING TO BE HELD ON APRIL 30, 2019.

The notice of meeting, proxy statement and annual report to security holders are available at:

www.proxyvote.com.

4300 Six Forks Road

Raleigh, North Carolina 27609

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

This proxy statement is dated March 5, 2019, and is being furnished to our shareholders by our Board of Directors in connection with our solicitation of proxy appointments in the form of the enclosed proxy card for use at the 2019 Annual Meeting of our shareholders and at any adjournments of the meeting.

When and where is the Annual Meeting?

●	When: Tuesday, April 30, 2019, at 9:00 a.m. EDT.

●	Where: First Citizens Center, 4300 Six Forks Road, Raleigh, NC 27609.

What proposals will be voted on at the Annual Meeting?

At the Annual Meeting, record holders of our common stock will:

●	elect 11 directors for one-year terms (see “PROPOSAL 1: ELECTION OF DIRECTORS”);

●

vote on a non-binding advisory resolution to approve compensation paid or provided to our executive officers as disclosed in this proxy statement (a “say-on-pay” resolution) (see “PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION”); and

●	vote on a proposal to ratify the appointment of Dixon Hughes Goodman LLP as our independent accountants for 2019 (see “PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS”).

In addition, at the Annual Meeting our shareholders will vote on such other matters as may properly come before the meeting.

How does the Board of Directors recommend that I vote?

Our Board of Directors unanimously recommends that you vote:

“FOR” each of the 11 nominees named in this proxy statement for election as directors, and

“FOR” Proposals 2 and 3.

Additional information you need to know about the Annual Meeting is contained in this proxy statement under the heading “FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING.”

In this proxy statement, except where the context indicates otherwise:

●	“you,” “your” and similar terms refer to the shareholder receiving it;

●	“we,” “us,” “our” and similar terms refer to First Citizens BancShares, Inc. and, as the context may require, collectively to us and First-Citizens Bank & Trust Company, our bank subsidiary;

●	“FCB” refers to First-Citizens Bank & Trust Company;

●

“Bancorporation” refers to First Citizens Bancorporation, Inc., Columbia, South Carolina, which, along with its bank subsidiary, First Citizens Bank and Trust Company, Inc. (“FCB-SC”), we acquired in a merger transaction during 2014;

●	“the Merger” refers to the transaction in which we acquired Bancorporation and FCB-SC; and

●	“the SEC” refers to the Securities and Exchange Commission.

The mailing address of our principal office is Post Office Box 27131, Raleigh, North Carolina 27611-7131.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors recommends that you vote “FOR” each of the 11 nominees named below.

General

Our Bylaws provide that:

●

our Board of Directors will consist of not less than five nor more than 30 members, and our Board is authorized to set and change the actual number of our directors from time to time within those limits; and

●

our directors are elected each year at the Annual Meeting for terms of one year or until their deaths, resignations, retirements, removals or disqualifications, or until their successors have been duly elected and qualified.

Our company and FCB each has a board of directors, but historically the membership of the boards has been the same, and our current directors also serve as directors of FCB.

No minees

Our Board of Directors has set the number of our directors at eleven for the year following the Annual Meeting. That number reflects a reduction of one director from 2018 following the retirement effective December 31, 2018, of a director who is not being replaced. Following the recommendation of our Compensation, Nominations and Governance Committee, our Board has nominated our eleven current directors named in the table below for re-election as directors at the meeting. If, before the Annual Meeting, any nominee becomes unable or unwilling to serve as a director for any reason, the Board of Directors may name a substitute nominee. If the Board elects not to name a substitute nominee, the number of our directors will be reduced accordingly.

Set forth below is information about the eleven nominees and their qualifications, attributes, and skills that led our Board to nominate them for election.

John M. Alexander, Jr.

PRINCIPAL OCCUPATION

∎ Chairman and Chief Executive Officer, Cardinal International Trucks, Inc.
(truck dealer)

KEY EXPERIENCE AND QUALIFICATIONS

∎ Visible and active community leader:  Extensive community and public leadership experience includes service as a member of the North Carolina State Senate.

∎ Management and financial experience:  More than 50 years in managing and operating a successful truck dealership.

∎ Corporate governance expertise:  Service on boards of directors and board committees of not-for-profit entities and foundations.

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

∎  Member, North Carolina State Senate

∎  Member, Board of Trustees YMCA of the Triangle

∎  Past Director, North Carolina Automobile Dealers Association

∎  Past Director, Raleigh Police Memorial Foundation

Age: 69 Director Since: 1990 Independent Director: Yes Current Board Committee Service: ∎ Audit Committee

Victor E. Bell III

PRINCIPAL OCCUPATION

∎ Chairman and President, Marjan, Ltd. (real estate and other investments)

KEY EXPERIENCE AND QUALIFICATIONS

∎ Management and financial experience:  More than 38 years managing, operating and growing a family-owned real estate and investment business.

∎ Market expertise:  Familiarity with real estate, real estate-related investment, the medical community and area universities.

∎ Corporate governance expertise:  Service on boards of directors and board committees of not-for-profit entities and foundations.

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

∎  Board of Visitors, Saint Mary’s School

∎  Chairman and President, N.C. Museum of History Foundation

∎  Chairman and President, Ravenscroft Foundation

∎  Vice Chairman, A. E. Finley Foundation

∎  Director (former Chief Volunteer Officer), YMCA of the Triangle

∎  Past Member, Board of Visitors, UNC Lineberger Comprehensive Cancer Center

Age: 62 Director Since: 2002 Independent Director: Yes Current Board Committee Service: ∎ Compensation, Nominations and Governance Committee ∎ Risk Committee

Peter M. Bristow President and Corporate Sales Executive

PRINCIPAL OCCUPATION

∎  First Citizens BancShares and FCB

∎  President (2014-present)

∎  Corporate Sales Executive (2014-present)

∎  Employed by FCB since 2014

∎  First-Citizens Bancorporation, Inc. and its subsidiary bank

∎  Executive Vice President and Chief Operating Officer (2001-2014)

KEY EXPERIENCE AND QUALIFICATIONS

∎ Strong leader with extensive management and financial experience:  More than 28 years in banking industry in various leadership positions.

∎ Market Expertise:  Intimate knowledge of FCB’s South Carolina and Georgia banking markets.

∎ Corporate governance expertise:  Service on boards of directors and board committees of not-for-profit entities and foundations.

∎ Significant family ownership in our company.

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

∎  Director, NC Community Foundation

∎  Member, Board of Trustees Saint Mary’s School

∎  Member, Board of Directors North Carolina Museum of Art Foundation

∎  Past Member, South Carolina Education Lottery Commission

∎  Past Director, South Carolina Governors School Foundation

∎  Past Director, Medical University of South Carolina

Age: 53 Director Since: 2014 Independent Director: No Current Board Committee Service: ∎ None Family Relationship: ∎ Mr. Bristow is the brother-in-law of Mr. Holding and Mrs. Bryant

Hope H. Bryant Vice Chairman and Corporate Sales Executive

PRINCIPAL OCCUPATION

∎  First Citizens BancShares and FCB

∎  Vice Chairman (2011-present)

∎  Corporate Sales Executive (2014-present)

∎  Executive Vice President (2002-2011)

∎  Employed by FCB since 1986

KEY EXPERIENCE AND QUALIFICATIONS

∎ Strong leader with extensive management and financial experience:  Over 31 years of experience with FCB, including managing expansion into new markets and as President of our former subsidiary, IronStone Bank.

∎ Visible and active community leader:  Extensive community and industry leadership experience, including past service on the board of directors of the North Carolina Bankers Association.

∎ Corporate governance expertise:  Service on boards of directors and board committees of not-for-profit entities and foundations and non-public community financial institutions.

∎ Other Financial Institution Experience:  Serves as a director of Southern BancShares (N.C.), Inc., and Fidelity BancShares (N.C.), Inc., and their respective bank subsidiaries.

∎ Significant personal ownership in our company.

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

∎  Chairperson, 2016 Annual Campaign for YMCA of the Triangle

∎  Member, Ravenscroft School Advisory Board

∎  Member, Board of Trustees, Woodberry Forest School

∎  Past Member, Board of Trustees, North Carolina IOLTA

∎  Past Member, Board of Visitors, Wake Forest University

∎  Past Director, North Carolina Bankers Association

Age:  56

Director Since:  2006

Independent Director:  No

Current Board Committee Service:

∎  Executive Committee

∎  Trust Committee

Family Relationship:

∎ Mrs. Bryant is the sister of Mr. Holding and the sister-in-law of Mr. Bristow

H. Lee Durham, Jr. Audit Committee Financial Expert

PRINCIPAL OCCUPATION

∎  Retired Certified Public Accountant

∎  Former partner, PricewaterhouseCoopers LLP

KEY EXPERIENCE AND QUALIFICATIONS

∎ Extensive financial and accounting experience:  32 years in public accounting with a significant portion dedicated to bank and public company clients.

∎ Corporate governance experience:  Has served as director, chairman of the audit committee, chairman of the nominations and corporate governance committee, member of the compensation committee and lead independent director of another public financial services company.

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

∎  Past Director, Charlotte Regional Sports Commission

∎  Past Member, North Carolina Innovation Council

Age: 70 Director Since: 2003 Independent Director: Yes Current Board Committee Service: ∎ Audit Committee (Chairman) ∎ Compensation, Nominations and Governance Committee ∎ Executive Committee

Daniel L. Heavner

PRINCIPAL OCCUPATION

∎  Managing Partner, Heavner Furniture Market (retail furniture sales)

KEY EXPERIENCE AND QUALIFICATIONS

∎ Extensive management and finance experience:  More than 45 years in managing, operating and growing various successful small business ventures, including retail furniture sales, apartment ownership and management, real estate development and construction, farming operations, government service contracts and real estate investments.

∎ Development of public and low cost housing:  Experience dealing with public agencies for the development of public and low-cost housing.

Age: 71 Director Since: 2007 Independent Director: Yes Current Board Committee Service: ∎ Audit Committee ∎ Trust Committee (Chairman)

Frank B. Holding, Jr. Chairman and Chief Executive Officer

PRINCIPAL OCCUPATION

∎  First Citizens BancShares and FCB

∎  Chairman (2009-present)

∎  Chief Executive Officer (2008-present)

∎  President (1994-2009)

∎  Employed by FCB since 1983

KEY EXPERIENCE AND QUALIFICATIONS

∎ Strong leader with extensive management and financial experience: Over 36 years of experience with FCB. Has an intimate knowledge of our business and its culture, values, goals and strategic operations.

∎ Visible and active community leader: Service on boards of directors and board committees of not-for-profit entities and foundations.

∎ Corporate governance expertise: Extensive public and business leadership experience including serving as a director and member of various committees of other public and non-public companies.

∎ Significant personal ownership in our company.

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

∎  Member, Advisory Board, Duke Energy Corporation

∎  Chairman, Board of Trustees, Blue Cross and Blue Shield of North Carolina

∎  Chairman, North Carolina Chamber Foundation

∎  Trustee, Wake Forest University

∎  Director, Mount Olive Pickle Company

∎  Director (former Chairman), North Carolina Chamber of Commerce

∎  Director, Institute for Defense and Business

∎  Director, Global Transpark Foundation

Age:  57

Director Since:  1993

Independent Director:  No

Current Board Committee Service:

∎  Executive Committee (Chairman)

Family Relationship:

∎  Mr. Holding is the brother of Mrs. Bryant and the brother-in-law of Mr. Bristow

Robert R. Hoppe Risk Management Expert

PRINCIPAL OCCUPATION

∎  Retired Certified Public Accountant

∎  Former partner, PricewaterhouseCoopers LLP

KEY EXPERIENCE AND QUALIFICATIONS

∎ Extensive financial and accounting experience:  34 years in public accounting serving clients in the public, private, non-profit and governmental sectors and industries, including manufacturing, healthcare, distribution, utilities and smaller financial service clients.

∎ Corporate governance experience:  Prior service as director and vice chairman of the audit and risk committees for another financial institution. Active in civic and professional organizations throughout his career.

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

∎  Director, Salvation Army of Greater Charlotte

Age: 67 Director Since: 2014 Independent Director: Yes Current Board Committee Service: ∎ Executive Committee ∎ Risk Committee (Chairman)

Floyd L. Keels

PRINCIPAL OCCUPATION

∎ Retired

∎ Former President and Chief Executive Officer, Santee Electric Cooperative, Inc. (electric power provider)

KEY EXPERIENCE AND QUALIFICATIONS

∎ Extensive management and business experience:  Over 40 years in the electric utilities industry including 16 years as President and Chief Executive Officer of Santee Electric Cooperative, Inc. headquartered in Kingstree, South Carolina.

∎ Corporate governance experience:  Prior service as director and member of the Community Reinvestment Committee for another financial institution.

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

∎  President of the Board, William Penn Harrison Scholarship Fund

∎  Director, Greater Lake City Community Development Office

∎  Director and Treasurer, Eastern Carolina Community Foundation

∎  Board Member, Francis Marion University Development Foundation

∎  Former Director, Central Electric Power Cooperative, Inc.

∎  Past Member, Williamsburg County Public Schools Foundation Board

Age: 71 Director Since: 2014 Independent Director: Yes Current Board Committee Service: ∎ Audit Committee ∎ Trust Committee

Robert E. Mason IV

PRINCIPAL OCCUPATION

∎ Chairman, and Chief Executive Officer, Robert E. Mason and Associates, Inc. (industrial automation and engineering services)

KEY EXPERIENCE AND QUALIFICATIONS

∎ Extensive management and business experience:  Over 21 years of experience in managing, operating and growing a successful industrial automation and engineering services business with a national and international business perspective.

∎ Corporate governance experience:  Service on boards of directors and board committees of not-for-profit entities and foundations.

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

∎  Member, Advisory Board of UNC Charlotte Lee College of Engineering

∎  Board Member, Crosland Foundation

∎  Past Board Member, Presbyterian Hospital Foundation

Age: 60 Director Since: 2007 Independent Director: Yes Current Board Committee Service: ∎ Compensation, Nominations and Governance Committee ∎ Risk Committee

Robert T. Newcomb Lead Independent Director

PRINCIPAL OCCUPATION

∎  President, Newcomb and Company (mechanical contractors)

KEY EXPERIENCE AND QUALIFICATIONS

∎ Extensive management and business experience:  Over 31 years of experience in managing, operating and growing a successful mechanical contracting company.

∎ Corporate governance experience:  Service on boards of directors and board committees of not-for-profit entities.

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

∎  Director, Raleigh Cemetery Association (Oakwood Cemetery)

∎  Annual Campaign Chair, YMCA of the Triangle

∎  Past Chairman, YMCA of the Triangle

Age: 58 Director Since: 2002 Independent Director: Yes Current Board Committee Service: ∎ Compensation, Nominations and Governance Committee (Chairman) ∎ Executive Committee

CORPORATE GOVERNANCE

Our Board of Directors has adopted Corporate Governance Guidelines that describe principles and practices that our Board follows in carrying out its responsibilities. Together with our Bylaws, those Guidelines establish various processes related to the structure and leadership of our Board and the governance of our organization.

Director Independence

Determination of Independent Directors. Our Corporate Governance Guidelines require that a majority of the members of our Board of Directors be “independent” and that each year our Board of Directors review transactions, relationships and other arrangements involving our directors and determine which of the directors the Board considers to be independent. In making those determinations, the Board applies the independence criteria contained in the listing requirements of The NASDAQ Stock Market (“Nasdaq”). The Board has directed our Compensation, Nominations and Governance Committee to assess each outside director’s independence and report its findings to the Board in connection with the Board’s annual determination. In addition, between those annual determinations, the Committee is directed to monitor the status of each director on an ongoing basis and inform the Board of changes in factors or circumstances that may affect a director’s ability to exercise independent judgment. The following table lists our current directors, persons who served as directors during 2018, and nominees for election as directors at the Annual Meeting, whom our Board believes were during their terms of office, and, in the case of nominees, will be if elected, “independent” directors under Nasdaq’s criteria.

John M. Alexander, Jr.	Daniel L. Heavner	Floyd L. Keels
Victor E. Bell III	Robert R. Hoppe	Robert E. Mason IV
H. Lee Durham, Jr.		Robert T. Newcomb

In addition to the specific Nasdaq criteria, in assessing each director’s or nominee’s independence the Compensation, Nominations and Governance Committee and the Board consider whether they believe transactions that are disclosable in our proxy statements as “related person transactions,” as well as any other transactions, relationships, arrangements or other factors known to the Committee or the Board, could impair that director’s ability to exercise independent judgment. In its determination that the individuals named above are or were independent, the Committee and the Board considered those transactions and relationships described or referenced below under the heading “TRANSACTIONS WITH RELATED PERSONS,” as well as: (1) FCB’s lending relationships with directors who are loan customers and whose loans are subject to laws and regulations pertaining to loans to directors (including the requirement that those loans be approved by a majority of the full Board); (2) Mr. Heavner’s and his family’s interest in a real estate partnership in which a company owned by our Chairman, Frank B. Holding, Jr., and Vice Chairman, Hope H. Bryant, and their family members, also is a partner and holds an interest; and (3) services provided from time to time, primarily on a competitive bid basis as a subcontractor, by a mechanical contracting firm for which Mr. Newcomb serves as an officer in connection with the construction or renovation of facilities owned, leased or managed by FCB.

Executive Sessions of Independent Directors. Our independent directors meet separately in executive session, without management or non-independent directors, in conjunction with each regular quarterly meeting of our Board. At their discretion, they may hold additional separate meetings, and such a meeting will be held at the request of any independent director. During 2018, the independent directors met in executive session four times in connection with Board meetings.

Lead Independent Director. Under our Corporate Governance Guidelines, if the Chairman elected by our Board is not an independent director, then each year our independent directors will designate a separate “Lead Independent Director.” Even if the Chairman is an independent director, our independent directors still may, at their option, designate a Lead Independent Director. Robert T. Newcomb, who currently serves as Chairman of our Compensation, Nominations and Governance committee, has been designated and currently serves as our Lead Independent Director.

Under the Guidelines, the duties of our Lead Independent Director include:

●	convening and presiding at executive sessions and separate meetings of our independent directors, and serving as the liaison between the independent directors and our Chairman and management;

●

consulting with the Chairman regarding concerns of our independent directors and matters discussed, decisions reached, or suggestions made, at executive sessions and separate meetings of independent directors;

●	consulting with the Chairman regarding the schedule, agenda, and information for Board meetings;

●	consulting with the Chairman with respect to consultants who may report directly to the Board;

●	consulting with the Chairman and management as to the quality, quantity, and timeliness of information provided to the Board by management;

●	being available, as appropriate, for communications with our shareholders; and

●	performing such other duties and exercising such other authority as is described elsewhere in the Guidelines and as the Board may from time to time determine.

A special meeting of the Board or any committee of the Board will be called at the Lead Independent Director’s request. Also, while our Chairman sets the agenda for each Board meeting and any director may propose agenda items, a matter will be placed on the agenda for any Board or committee meeting at the Lead Independent Director’s request.

Board Leadership Structure

Our Board performs its oversight role through various committees whose members are appointed by the Board after consideration of the recommendations of our independent Compensation, Nominations and Governance Committee. Those committees may be established as separate committees of our or FCB’s Board or as joint committees of the Boards. Each Board annually elects a Chairman whose duties are described in our and FCB’s Bylaws and, currently, our Chief Executive Officer, Frank B. Holding, Jr., also serves as Chairman of both Boards. Mr. Holding has served as our Chairman since 2009. Although our Bylaws contemplate that our Chairman will be considered an officer, under our Corporate Governance Guidelines the Board will exercise its judgment and discretion in the selection of its Chairman and may select any of its members as its Chairman. The Board has no formal policy as to whether our Chief Executive Officer will or may serve as Chairman or whether any other director, including an independent director, may be elected to serve as Chairman.

In practice our Board of Directors has found that having a combined Chairman and Chief Executive Officer role allows for more productive board meetings. As Chairman, Mr. Holding is responsible for leading board meetings and meetings of shareholders, generally setting the agendas for board meetings (subject to the requests of other directors) and providing information to the other directors in advance of meetings and between meetings. Mr. Holding’s direct involvement in our operations makes him best positioned to lead strategic planning sessions and determine the time allocated to each agenda item in discussions of our short- and long-term objectives. As a result, our Board currently believes that maintaining a structure that combines the roles of Chairman and Chief Executive Officer is the appropriate leadership structure for our company.

Because our Chief Executive Officer currently serves as Chairman and members of our management beneficially own large percentages of our voting stock, our Board recognizes the potential for management’s influence over the Boards and the Boards’ processes to diminish the effectiveness of our independent directors and the independent directors’ ability to influence our policies and the Boards’ decisions. As a result, and as required by our Corporate Governance Guidelines, our independent directors have designated a separate Lead Independent Director who has the duties and authority described above under the caption “Lead Independent Director,” including the calling of meetings of the Boards and placement of matters on the agenda for Board meetings.

As described below under the heading “COMMITTEES OF OUR BOARDS,” all matters pertaining to executive compensation, the selection of nominees for election as directors, the appointment of members of Board committees, the approval of transactions with related persons, and various other governance matters, are subject to the review and approval or recommendation of Board committees made up entirely of independent directors. Our Corporate Governance Guidelines also provide that:

●

all independent directors have full access to any member of management and to our and FCB’s independent accountants and internal auditors for the purpose of understanding issues relating to our business;

●

upon request, our management will arrange for our outside advisors to be made available for discussions with the Board, any Board committee, our independent directors as a group, or individual directors; and

●

the Boards, each Board committee, and our independent directors as a group, in each case by a majority vote, have the authority to retain independent advisors from time to time, at our expense, who are separate from and unrelated to our regular advisors.

Our Board believes the provisions described above enhance the effectiveness of our independent directors and provide for a leadership structure that is appropriate for our company, without regard to whether our Chairman is an independent director.

Director Retirement Policy

Under a policy adopted by the Board, each director is subject to mandatory retirement effective on December 31 of the year during which he or she reaches 75 years of age.

Service on Other Public Company Boards

Our Corporate Governance Guidelines do not restrict directors’ abilities to serve on the boards of other companies. However, the Guidelines state our expectation that our directors’ service as directors of other companies may not interfere with their ability to devote the time and attention required to fulfill their duties and responsibilities to us and our shareholders. Currently, none of our directors serve on the board of any other public company, but one of our directors has served as a director of a public company during the past five years. Frank B. Holding, Jr. served as a director of Piedmont Natural Gas Company, Inc., Charlotte, N.C., until it was acquired by Duke Energy Corporation during 2016, and he currently serves as an advisory board member of the acquiring company.

Boards’ Role in Risk Management

Risk is inherent in any business. We are subject to extensive regulation specific to the banking industry that requires us to assess and manage the risks we face, and during their periodic examinations our banking regulators assess our and the Boards’ performance in that regard. Our Boards strive to ensure that risk management is a part of our business culture and that our policies and procedures for identifying, assessing, measuring, monitoring, and managing risk are part of the decision-making process. As is the case with other management functions, and with accountability and support from all company associates, our senior management has primary responsibility for day-to-day management of the risks we face. However, the Boards’ role in risk oversight is an integral part of our overall risk management. The Boards administer their risk oversight function primarily through committees which may be established as separate or joint committees of our and/or FCB’s Boards, including a joint Risk Committee. The Boards’ Risk Committee has adopted and approved our Risk Management Framework and Risk Appetite Framework, and its work enhances the Boards’ ability to fulfill their risk oversight responsibility.

The Risk Committee structure is designed to allow for information flow and escalation of risk-related issues. The Risk Committee monitors our Risk Management Framework and Risk Appetite Framework and provides a report on risk management to the full Boards on at least a quarterly basis. Our Chief Risk Officer, Chief Credit Policy Officer, Chief Compliance Officer, Treasurer and officers within our Legal Department and other departments or functions within our and FCB’s operations make quarterly reports directly to the Risk Committee. In addition, the Risk Committee may coordinate with the Audit Committee for the review of financial statement and related risks, information security, and other areas of joint responsibility, and with the Compensation, Nominations and Governance Committee for review of compensation and corporate governance-related risks. Information regarding the function and responsibilities of these three committees is contained below under the heading “COMMITTEES OF OUR BOARDS.”

We believe our regulatory environment and our committee structure result in our Boards being more active in risk management oversight than the boards of corporations that are not, or that are not regulated as extensively as, financial institutions. The involvement of our committees in the Boards’ oversight function enhances our Boards’ effectiveness and leadership structure by providing opportunities for outside directors to become more familiar with our and FCB’s critical operations and more engaged in the Boards’ activities with respect to risk management.

Attendance by Directors at Meetings

Board of Directors Meetings. Our Board of Directors met six times during 2018. Our Corporate Governance Guidelines provide that directors are expected to regularly attend meetings of the Boards and of the committees on which they serve (subject to circumstances which make their absence unavoidable), to review materials provided to them in advance of meetings, and to participate actively in discussions at meetings and in the work of the committees on which they serve. During 2018, nine of our current directors attended 100%, and two of our current directors attended over 90%, of the aggregate number of meetings held by our Board and any committees of the Boards on which they served.

Annual Meetings. Attendance by our directors at Annual Meetings of our shareholders gives directors an opportunity to meet, talk with and hear the concerns of shareholders who attend those meetings, and it gives those shareholders access to our directors that they may not have at any other time. In order to facilitate directors’ attendance, we schedule our Annual Meetings on the same dates as regular meetings of the Board of Directors. Our Board recognizes that our outside directors have their own business interests and are not our employees, and that it is not always possible for them to attend Annual Meetings. However, our Board believes that attendance by directors at our Annual Meetings is beneficial to us and to our shareholders, and our Corporate Governance Guidelines provide that our directors are strongly encouraged to attend each Annual Meeting. Eleven of our 12 then-current directors attended our last Annual Meeting, which was held during April 2018.

Communications with Our Board

Our Board of Directors encourages our shareholders to communicate their concerns and other matters related to our business, and the Board has established a process by which you may send written communications to the Board or to one or more individual directors. You may address and mail your communication to:

Board of Directors

First Citizens BancShares, Inc.

Attention: Corporate Secretary

Post Office Box 27131 (Mail Code FCC22)

Raleigh, North Carolina 27611-7131

You also may send communications by email to fcbdirectors@firstcitizens.com. You should indicate whether your communication is directed to the entire Board of Directors, to a particular committee of the Board or its Chairman, or to one or more individual directors. All communications will be reviewed by our Corporate Secretary and, with the exception of communications our Corporate Secretary considers to be unrelated to our or FCB’s business, forwarded to the intended recipients. Copies of communications from a customer of FCB or one of its subsidiaries relating to a deposit, loan or other financial relationship or transaction will be forwarded to the department or division most closely associated with the subject of the communication, with a copy to the Chairman of the Compensation, Nominations and Governance Committee, and to any particular director named in the communication.

Code of Ethics

Our Board of Directors has adopted three codes of ethics that apply to our and FCB’s financial officers, directors, and all employees, respectively. The code that applies to our financial officers is posted on FCB’s website and may be found at www.firstcitizens.com/about/who-we-are/governance. It covers our Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, Chief Risk Officer, Treasurer, and other senior financial officers who have primary responsibility for our financial reporting and accounting functions. Among other things, all three codes are intended to promote:

●	honest and ethical conduct;

●	the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in other public communications we make;

●	compliance with applicable governmental laws, rules and regulations;

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prompt internal reporting of violations of the codes to the Board’s Audit Committee and, in the case of violations of the Directors Code of Ethics, also to the Compensation, Nominations and Governance Committee; and

●	accountability for adherence to the codes.

We have established means by which officers, employees, customers, suppliers, shareholders or others may submit confidential and anonymous reports regarding ethical or other concerns about our company, FCB, or any of our respective employees. Reports may be submitted online through FCB’s website at www.firstcitizens.com/about/who-we-are/report-concerns. Anyone wishing to submit a report also may do so online at secure.ethicspoint.com/domain/media/en/gui/14505/index.html or by telephone by calling (800)  UREPORT (800-873-7678).

COMMITTEES OF OUR BOARDS

General

Our Board of Directors has three standing committees that assist the Board in oversight and governance matters. They are the Audit Committee, the Risk Committee, and the Compensation, Nominations and Governance Committee. Each committee operates under a written charter approved by our Board that sets out the committee’s composition, authority, duties and responsibilities. We believe that each member of the three committees is an “independent director” as that term is defined by Nasdaq’s listing standards. A copy of the current charter of each committee is posted on FCB’s website and may be found at www.firstcitizens.com/about/who-we-are/governance.

Our Board also has an Executive Committee which includes the Chairman of our Audit Committee, the Chairman of our Risk Committee, and the Chairman of our Compensation, Nominations and Governance Committee (who serves as the Board’s Lead Independent Director), in addition to our Chairman and Vice Chairman. A majority of the members are independent directors. Under North Carolina banking law, FCB’s Board of Directors is required to have an executive committee which meets as often as required by the Board, but at least once during each month in which the full Board does not meet. Our Executive Committee is a joint committee of our and FCB’s Boards of Directors and meets each month in which there is no regularly scheduled meeting of the Boards and at other times as needs arise. Under our and FCB’s Bylaws, the Executive Committee is authorized to exercise all of the powers of the Boards in the management of our affairs when the Boards are not in session, subject to certain statutory limitations and the ability of the full Boards to limit the Executive Committee’s authority. The Executive Committee met eight times during 2018.

Members of the Audit Committee and the Compensation, Nominations and Governance Committee must satisfy requirements of Nasdaq’s listing standards and other laws and regulations (including banking and securities laws and regulations) applicable to service on those committees, as well as any membership requirements specified in the committees’ written charters.

The Audit Committee, Risk Committee and Compensation, Nominations and Governance Committee are required to meet at least quarterly, and each may meet more frequently as it and/or its Chairman considers necessary. Each committee also will meet when requested by the Chairman of the Boards or by our Lead Independent Director. In addition to their duties and responsibilities set forth in their respective charters, each committee is authorized to undertake such other duties and responsibilities within the scope of its primary functions as the committee or the Boards may from time to time deem necessary or appropriate. In discharging its duties, each committee may:

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at its discretion and without the prior approval of management or the Boards, retain or obtain the advice of outside consultants or advisors (including legal counsel and other advisors), at our or FCB’s expense, in accordance with procedures established from time to time by the committee, and oversee and approve all terms of the engagement of any such consultants or advisors, including their fees or other compensation;

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conduct investigations and request and consider information (from management or otherwise) as the committee considers necessary, relevant, or helpful in its deliberations and the formulation of its decisions or recommendations;

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seek any information from our or FCB’s employees (who are directed to cooperate with the committee’s requests), or from external parties, and consult to the extent it deems appropriate with the Chairman of the Boards, the Chief Executive Officer, the Lead Independent Director, other directors, and other officers and employees; and

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delegate any of its responsibilities to subcommittees or to individual members to the extent not inconsistent with other sections of its charter (including applicable independence requirements), or applicable laws or regulations.

Each committee member may rely on the advice, expertise and integrity of persons (including our and FCB’s officers and employees) and organizations that provide information to the committee, and the accuracy and completeness of the financial and other information provided to the committee, absent actual knowledge that such reliance is not reasonable or warranted. In the performance of each committee’s responsibilities, each committee member (and the committee as a whole) is under a continuing duty to exercise independent judgment on an informed basis, in good faith, and in a manner each considers to be in our and FCB’s best interests.

Audit Committee

H. Lee Durham, Jr. Chairman and Audit Committee Financial Expert 10 Meetings in 2018	Other Committee Members (1): John M. Alexander, Jr., Daniel L. Heavner and Floyd L. Keels (1) Victor E. Bell III and Robert R. Hoppe served as members of the Committee until February 28, 2018.

Our Audit Committee is a joint committee of our and FCB’s Boards of Directors. In addition to being independent directors, under the Committee’s charter all members must be able to read and understand fundamental financial statements, and at least two members must have banking or financial management expertise sufficient to comply with applicable regulations of the Federal Deposit Insurance Corporation. At least one member must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background, which fulfills Nasdaq’s applicable financial sophistication requirements.

In addition to its other duties and responsibilities under its charter or as may be assigned from time to time by the Boards, the Committee is responsible for:

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appointing, determining the compensation and terms of engagement of, and monitoring and overseeing the work, independence and performance of, our independent accountants and any other accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services;

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approving all audit and permitted non-audit services proposed to be provided by our independent accountants in accordance with approval policies and procedures adopted by the Committee from time to time;

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monitoring and overseeing the quality and integrity of our accounting and financial reporting process, and reviewing our annual audited and quarterly unaudited financial statements and quarterly earnings releases, and any significant accounting and financial reporting issues, with management and our independent accountants;

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monitoring our systems of internal controls regarding finance, accounting and associated legal compliance, and reviewing and discussing any significant deficiencies or material weaknesses in the design or operation of internal controls that could adversely affect our ability to record, process, summarize and report financial data;

●	monitoring and overseeing the audit program of our Internal Audit Department;

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annually reviewing our Associates Code of Ethics and Financial Officers Code of Ethics, recommending to the Boards any changes to the Codes that the Committee considers necessary or advisable, and overseeing management’s processes and procedures for enforcement of the Codes;

●	fostering free and open communication among our independent accountants, management, Internal Audit Department and the Boards; and

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monitoring our and FCB’s compliance with laws, rules, regulations or other governmental or regulatory requirements as they affect accounting and financial processes and reporting, internal controls and auditing matters.

The Audit Committee also is responsible for establishing procedures for the receipt, retention and treatment of complaints from employees, customers, suppliers, shareholders or others related to accounting and financial processes and reporting, internal controls, and auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding those matters, and for evaluating any fraud, whether or not material, that involves management or other employees who have a significant role in our internal controls. Also, under the Boards’ written policies described below under the heading or caption “TRANSACTIONS WITH RELATED PERSONS,” and “BENEFICIAL OWNERSHIP OF OUR COMMON STOCK – Pledging Policy,” the Committee is responsible on an ongoing basis for reviewing and approving certain transactions, arrangements or relationships with us or FCB in which one of our related persons has a material interest, and for reviewing and approving any requests by an executive officer or director for an exception to our pledging policy and monitoring any outstanding pledges of our stock by any of them.

The Committee reviews various reports from our independent accountants (including their annual report on our audited consolidated financial statements), financial reports we file under the Securities Exchange Act of 1934, and reports of examinations by our regulatory agencies. Our Chief Internal Audit Officer reports directly to our Audit Committee. At least quarterly, the Committee reviews reports on the work performed by FCB’s Corporate Finance Department. Our Chief Compliance Officer reports to the Committee regarding transactions with our related persons as well as all reports of suspicious activity filed by FCB.

Information regarding the process for and factors considered in the Audit Committee’s selection of our independent accountants each year is contained under the heading “PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS.”

Audit Committee Financial Expert. H. Lee Durham, Jr., the Committee Chairman and one of our independent directors, is a retired partner in the accounting firm of PricewaterhouseCoopers LLP. He has 32 years of public accounting and audit experience, much of which involved financial institutions and other public companies. Our Board of Directors has designated Mr. Durham as the Committee’s “audit committee financial expert,” as that term is defined by the rules of the SEC.

Audit Committee Report

This report is furnished by the Audit Committee, the members of which, on the date of the filing of our 2018 Annual Report on Form 10-K, are named below.

Our management is responsible for our financial reporting process, including our system of internal controls and disclosure controls and procedures, and for the preparation of our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our independent accountants are responsible for auditing those financial statements. The Audit Committee oversees and reviews those processes. In connection with the preparation and audit of our consolidated financial statements for 2018, the Committee has:

●	reviewed our audited consolidated financial statements for 2018 and discussed them with our management;

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discussed with our independent accountants the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees) and other Auditing Standards as adopted by the Public Company Accounting Oversight Board;

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received the written disclosures and letter from our independent accountants required by applicable requirements of the Public Company Accounting Oversight Board (PCAOB Rule 3526) regarding the accountants’ communications with the Committee concerning independence; and

●	discussed the independence of our independent accountants with the accountants.

Based on the above reviews and discussions, the Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our 2018 Annual Report on Form 10-K as filed with the SEC.

The Audit Committee:

H. Lee Durham, Jr.	John M. Alexander, Jr.	Daniel L. Heavner	Floyd L. Keels

Risk Committee

Robert R. Hoppe Chairman and Risk Management Expert 8 Meetings in 2018

Other Committee Members (1):

Victor E. Bell III and Robert E. Mason IV

(1)   James M. Parker served as a member of the Committee and as the Committee’s Risk Management Expert until his retirement effective December 31, 2018.

Our Risk Committee is a joint committee of our and FCB’s Boards of Directors. Under its charter, at least one member must have risk management expertise that is commensurate with our capital structure, risk profile, complexity, activities, size and other applicable risk-related factors.

The Committee was established to review, effectively challenge, and approve our enterprise-wide risk management practices and to assist the Boards in fulfilling their responsibility to oversee our risk management framework. In addition to its other duties and responsibilities under its charter or as may be assigned from time to time by the Boards, the Committee is directed to:

●	monitor and advise the Boards regarding our and FCB’s risk exposures, including capital adequacy, credit, market, liquidity, operational, compliance, legal, strategic and reputational risks;

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evaluate, monitor, effectively challenge, and oversee the adequacy and effectiveness of our and FCB’s risk management program and supporting framework (within which our management is responsible for defining and executing enterprise-wide risk management programs) to ensure appropriate risk identification, assessment, monitoring and reporting of significant risks;

●	review and assess FCB’s strategy to validate that it is aligned with FCB’s risk profile and financial objectives;

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monitor the work of and receive and challenge reports from management and our Enterprise Risk Oversight Committee (a staff committee of the Risk Committee) to ensure that risks are identified (including top and emerging risks) and managed within approved risk tolerances;

●	review, approve, challenge, and monitor adherence to our and FCB’s risk appetite and supporting risk tolerance levels;

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review reports of examination by and communications from regulatory agencies, and the results of internal and third party testing, analyses and reviews, related to our and FCB’s risks, risk management, and any other matters within the scope of the Committee’s oversight responsibilities, and monitor and review management’s response to any noted issues; and

●	review and approve our Board level risk management policies on an annual basis to ensure consistency and compliance with risk appetite.

Our Enterprise Risk Oversight Committee (the “EROC”), whose voting members are selected from our executive leadership and chaired by our Chief Executive Officer, reports directly to the Risk Committee. The EROC’s function is to oversee the operation of our Risk Management Framework and Risk Appetite Framework approved by the Risk Committee; ensure that our business units implement processes to identify, assess, measure, monitor and manage their risks; and monitor performance relative to our risk appetite and tolerances approved by the Risk Committee. Subcommittees of the EROC include the Asset/Liability Committee, Compliance Risk Committee, Credit Risk Committee, and Operational Risk Committee, each of which has its own subcommittees that focus on specific matters within their areas of responsibility. Our Chief Risk Officer reports directly to the Risk Committee regarding the work of the Risk Management Department and the other functions she oversees, including Credit Risk Management, Enterprise and Operational Risk Management, Enterprise Data Management, Risk Analytics, and Compliance Risk Management. Our Chief Credit Policy Officer, Chief Compliance Officer, Treasurer, and officers within our Legal Department and other departments or functions within our and FCB’s operations also make periodic reports to the Committee.

Certain matters within the scope of the Risk Committee’s oversight responsibilities also may fall within the responsibilities of another of the Boards’ committees. To minimize duplication of time and effort, the Risk Committee may defer to the other committees with respect to any such specific matters, but it will consult with, and may request reports or information from, those other committees to ensure that those matters are adequately addressed within our and FCB’s management of risk. Additional information regarding the Risk Committee’s processes is contained in the discussion under the caption “CORPORATE GOVERNANCE – Boards’ Role in Risk Management.”

Compensation, Nominations and Governance Committee

Robert T. Newcomb Chairman and Lead Independent Director 6 Meetings in 2018	Other Committee Members: Victor E. Bell III, H. Lee Durham, Jr. and Robert E. Mason IV

Our Compensation, Nominations and Governance Committee is a joint committee of our and FCB’s Boards of Directors. In addition to being independent directors under Nasdaq’s listing standards, members of the Committee also must satisfy Nasdaq’s heightened independence requirements for members of compensation committees.

The Committee’s duties and responsibilities are divided into three areas as described in the following paragraphs.

Nominations Function. In its role as our Board’s nominations committee, the Committee makes recommendations to the Board regarding the selection of nominees for election as directors at our Annual Meetings, candidates for appointment to fill vacancies on the Boards, and candidates for appointment as the members and chairmen of the various committees of the Boards. Each year the Committee also makes recommendations to the Boards regarding the election of our and FCB’s Chairman, Vice Chairman, Chief Executive Officer and President and a recommendation to our independent directors regarding their selection of a Lead Independent Director.

The Committee seeks to recommend Board candidates who have personal and professional integrity, sound judgment, and business acumen, who have the time, ability and commitment to make a constructive and meaningful contribution to the Boards, and who, with other directors, will effectively serve the long-term interests of our shareholders. Candidates also must satisfy applicable requirements of state and federal laws, rules and regulations (including banking regulations) for service as our directors. Under our Bylaws, to be eligible for election and continued service as a director, a person must own at least 100 shares of our common stock, individually in his or her own name, jointly with his or her spouse, or in an account for his or her direct benefit. From time to time the Committee or our Board may develop other criteria or minimum qualifications for use in identifying and evaluating candidates to serve as directors. Our Board makes all final decisions regarding nominations.

In identifying potential candidates, the Committee considers incumbent directors as well as candidates who may be suggested by our management, other directors or shareholders. A description of procedures to be followed by shareholders in submitting recommendations to the Committee is included in this proxy statement under the heading “RECOMMENDATION OF NOMINEES.” The Committee has not used the services of a third-party search firm.

In identifying and recommending candidates for election or appointment, the Committee considers the size and composition of the Boards in light of our current and future needs and recommends candidates based on its assessment of, among other things: (1) business, professional, personal and educational background, skills, experience and expertise; (2) community leadership; (3) independence; (4) potential contributions to the Boards that are unusual or unique; (5) knowledge of our organization and our and FCB’s respective operations; (6) personal financial interest in our and FCB’s long-term growth, stability, and success; (7) the performance and past and future contributions of our current directors, and the value of continuity and prior Board experience; (8) the existence of one or more vacancies on the Boards; (9) our need for directors possessing particular attributes, skills, experience or expertise; (10) the role of directors in FCB’s business development activities; (11) diversity; and (12) other factors that it or our Boards consider relevant, including any specific qualifications that may be adopted from time to time.

While the Committee and our Boards recognize the benefits derived from boards of directors composed of individuals who bring different attributes, experiences, and perspectives to the Boards’ deliberations, they do not consider diversity for the sake of diversity to be a basis for the nomination, election or appointment of a director, and they have not adopted any written or mandatory diversity policy or criteria applicable to the director nominations process. Accordingly, in evaluating and selecting nominees, diversity is one of the multiple factors considered by the Committee and the Board. For these purposes, they consider diversity to encompass a variety of characteristics of candidates, including, by way of example, academic background, business experience, geographic location within our banking markets, gender and race.

For 2019, the Committee recommended to our Board of Directors that our current directors listed above under the caption “PROPOSAL 1: ELECTION OF DIRECTORS – Nominees” be nominated for re-election for new terms of office.

Governance Function. In its role as our Board’s governance committee, and among its other governance-related responsibilities, the Committee:

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evaluates and makes recommendations to the Boards concerning our governance structure, the number, size, composition and responsibilities of committees of the Boards, and committee membership rotation practices;

●	annually reviews our Corporate Governance Guidelines and recommends for our Board’s approval any changes that it considers necessary or advisable;

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establishes the knowledge, skills, experience, qualifications and performance criteria for directors and committees of the Boards in accordance with our strategic needs, our Corporate Governance Guidelines, applicable laws, regulations and standards, and other criteria or minimum qualifications as the Committee may recommend;

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annually reviews our Directors Code of Ethics, reviews directors’ compliance with the Code, evaluates and makes recommendations to the Boards concerning any request for a waiver from the Code, and oversees our management’s processes and procedures for enforcement of the Code;

●	coordinates and facilitates an annual self-evaluation by the Boards and their committees of their performance, and reports the results of the self-evaluations to the Boards;

●	with the Chairman of the Boards and our Corporate Secretary, develops an orientation program for new directors and continuing education opportunities for incumbent directors;

●	oversees our efforts to effectively communicate with shareholders, including communications in connection with our Annual Meeting and “say-on-pay” resolutions; and

●	makes recommendations to the Boards as appropriate regarding succession planning for key Board positions, our Chief Executive Officer and President, and other key positions as the Boards may request.

As provided in our Corporate Governance Guidelines and described above under the caption “CORPORATE GOVERNANCE – Director Independence,” our Board also has directed the Committee to assess each outside director’s independence and report its findings in connection with the Board’s annual review of transactions, relationships and other arrangements involving our directors and determination of which of the directors the Board considers to be “independent.” Between those annual determinations, on an ongoing basis the Committee is directed to monitor the status of each director and inform the Board of changes or events that may affect a director’s ability to exercise independent judgment.

Compensation Function. In its role as the joint compensation committee of the Boards, the Committee reviews and provides overall guidance to the Boards regarding our executive compensation and benefit programs. Under its charter, the Committee is directed to establish our overall compensation philosophy and determine the overall risk profile of our compensation program and practices, and to at least annually review all of our and FCB’s compensation plans, including all incentive and variable pay plans within specific divisions of FCB, to (1) determine whether there are potential areas of risk that reasonably could be expected to have a material adverse effect on our business and financial results, and (2) ensure continuing oversight and mitigation of risk within our and FCB’s compensation practices. Among its other duties, the Committee administers and approves all grants and payments of awards under FCB’s Long-Term Incentive Plan (the “LTIP”), and it makes recommendations to the Boards regarding all other executive compensation matters, including:

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amounts of cash and other compensation paid or provided to, and the adoption of or revisions to compensation, incentive, retirement, or other benefit plans that affect, our and FCB’s Chief Executive Officer and other executive officers; and

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at the request of the Boards, amounts of cash and other compensation paid or provided to, and the adoption of or revisions to compensation, incentive, retirement, or other benefit plans that affect, other individually named officers or employees.

After receiving the Committee’s recommendations, the Boards make all final decisions regarding executive compensation matters, with the exception of payments and awards under the LTIP which are the sole responsibility of the Committee. The Committee also reviews and makes recommendations to the Boards regarding amounts of compensation paid or provided to our directors.

In its review and consideration of compensation matters, the Committee works closely with our Chief Human Resources Officer and his staff. In considering compensation to be paid to our directors and our executive officers named in the Summary Compensation Table below, the Committee considers information provided by our Chairman and Chief Executive Officer, including, in the case of officers other than himself, information about those officers’ individual performance and his recommendations as to their compensation.

The Committee may retain the services of consultants or other advisors at our or FCB’s expense, and under its charter the Committee is directly responsible for the appointment, compensation, terms of engagement and oversight of the work of its consultants and advisors. Since 2013, the Committee has retained the services of Pay Governance, LLC, which is a national executive compensation consulting firm. Pay Governance’s engagement each year contemplates that it will prepare market and peer analyses comparing our executives’ compensation rates to the market compensation paid by similar financial services organizations to their officers in similar positions, advise the Committee regarding its responsibilities and developments in compensation rules and practices, consult with our management and the Committee regarding our annual and strategic plans and their compensation recommendations, and assist the Committee in its consideration of new, and changes to existing, compensation plans and strategies. Pay Governance also assists in the preparation and review of the Committee’s discussion of our executive compensation program included under the heading “COMPENSATION DISCUSSION AND ANALYSIS,” and additional information about Pay Governance’s work with the Committee is contained under that heading. While Pay Governance’s advice is a resource considered by the Committee in its decision-making process, other than in a consulting and advisory capacity, Pay Governance has no role in the Committee’s compensation decisions or recommendations made to the Boards.

During early January 2018, representatives of Pay Governance met with the Committee to present its market and peer analyses and to discuss our executive and director compensation, market conditions and recent trends in executive compensation practices, our compensation philosophy, and various considerations that may affect the Committee’s executive and director compensation decisions. Those representatives also met with our Chief Executive Officer to discuss the results of the market and peer analyses, our business strategies and management’s recommendations for 2018 base salary rates of executive officers and LTIP award grants. Pay Governance participated in a later meeting during early 2018 at which the Committee formulated and approved its recommendations to our Boards for 2018 executive base salary rates and 2018 director compensation, approved new LTIP award grants, and determined the amounts of payments to be made for LTIP awards previously granted for the 2015-2017 three-year performance period.

Pay Governance served as the committee’s independent consultant and, during 2018, did not provide other services for us or FCB. In accordance with Nasdaq’s listing requirements, each year the Committee reviews various factors (including the factors described in rules of the SEC) that may pose a conflict of interest on the part of its consultants and advisors as well as their individual representatives who provide services to the Committee. No conflict of interest was identified in the most recent review regarding Pay Governance.

The Compensation, Nominations and Governance Committee reviews its engagement of Pay Governance each year, and the Committee may engage different consultants at any time.

Effect of Risk Management on Compensation

The Compensation, Nominations and Governance Committee regularly reviews our compensation philosophy and practices to determine the overall risk profile of our compensation program. As a part of that risk oversight process, on an annual basis the Committee reviews all of our and FCB’s compensation plans, including all incentive and variable pay plans within specific divisions of FCB, to identify any potential risks that reasonably could be expected to have a material adverse effect on our business and financial results, and to ensure continuing oversight and mitigation of risk within our compensation practices. At the request of the Risk Committee, the Compensation, Nominations and Governance Committee will make reports or provide information regarding matters relevant to the Risk Committee’s oversight responsibilities for our enterprise-wide risk management framework.

Our executive officers participate in FCB’s LTIP, and certain business units and divisions within FCB have incentive, commission and variable pay plans that have unique structures, goals and reward levels in which other officers and employees participate. The

Committee believes that, as currently administered, the LTIP is focused on performance goals that are aligned with our shareholders’ long term interests, that none of those other plans provide for award levels that are over-weighted to a specific business unit or service, and that those other plans are structured in ways that the Committee believes protect our organization. Based on its most recent review, the Committee believes our and FCB’s current plans present no material risk elements that reasonably could be expected to have a material adverse effect on our business and financial results.

Compensation Committee Report

This report has been furnished by the Compensation, Nominations and Governance Committee, the members of which are named below, in the Committee’s capacity as the Boards’ joint compensation committee. The Committee has:

●	reviewed and discussed with management the Compensation Discussion and Analysis that is included in this proxy statement; and

●	based on that review and discussion, recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement and Annual Report on Form 10-K.

The Compensation, Nominations and Governance Committee:

Robert T. Newcomb	Victor E. Bell III	H. Lee Durham, Jr.	Robert E. Mason IV

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we describe the material components of our executive compensation program for our “named executive officers” whose compensation is set forth in the 2018 Summary Compensation Table and other compensation tables contained in this proxy statement under the heading “EXECUTIVE COMPENSATION.” Our 2018 named executive officers are listed below, in the order in which they appear in the Summary Compensation Table, and we refer to them in this discussion as our “NEOs.”

●	Frank B. Holding, Jr.–Chairman and Chief Executive Officer

●	Craig L. Nix–Chief Financial Officer

●	Hope H. Bryant–Vice Chairman

●	Peter M. Bristow–President

●	Edward L. Willingham IV–Chief Operating Officer

We also provide an overview of our compensation philosophy and objectives, and we explain how and why our Board’s Compensation, Nominations and Governance Committee arrives at specific compensation policies and decisions involving the NEOs.

EXECUTIVE SUMMARY

Business Highlights

For the year ended December 31, 2018, our net income was $400.3 million, or $33.53 per share, compared to $323.8 million, or $26.96 per share, during 2017. The $76.6 million, or 23.6%, increase in net income was primarily due to higher interest income, resulting from loan growth, higher loan and investment yields, as well as lower income tax expense, partially offset by lower gains on acquisitions and higher personnel, occupancy and furniture, fixtures and equipment expenses. Earnings in 2018 included pre-tax gains of $26.6 million resulting from the extinguishment of Federal Home Loan Bank (FHLB) debt obligations, while earnings in 2017 included pre-tax gains of $134.7 million recognized in connection with the FDIC-assisted transactions of Harvest Community Bank and Guaranty Bank. Our return on average assets increased to 1.15% during 2018, compared to 0.94% during 2017. Our return on average shareholders’ equity was 11.69% and 10.10% for the respective periods.

●  Improvement in Net Interest Income and Margin–Net interest income increased $149.0 million, or by 14.1%, during 2018. The year-to-date taxable-equivalent net interest margin for 2018 was 3.69%, an increase of 39 basis points, compared to 3.30% during 2017. Of the total increase in net interest income, $142.1 million was the result of loan growth and higher yields on loans and investments, as well as decreased interest expense of $6.9 million due to lower debt balances. These improvements were partially offset by reduced interest income on purchased credit impaired loans of $15.4 million due to continued run-off.

●  Successful Acquisitions–FCB successfully completed the acquisitions of HomeBancorp, Inc., Capital Commerce Bancorp, Inc., and Palmetto Heritage Bancshares, Inc. These acquisitions contributed $798.7 million in loans and $730.5 million in deposits.

●  Strong Loan Growth–Loan growth continued during 2018, as net loan balances increased $1.93 billion, or by 8.2%. Excluding current year acquired loans, total loans increased $1.13 billion, or by 4.8%, primarily within the commercial and business loans segments.

●  Deposit Growth Continued–Deposit balances increased $1.41 billion, or by 4.8%, to $30.67 billion at December 31, 2018, primarily due to a $645.3 million increase in demand deposits and a $357.6 million increase in time deposits. Excluding $730.5 million of acquired deposits, total deposits increased $675.7 million, or by 2.3%.

●  Decreased Income Taxes–Income tax expense decreased $116.6 million primarily due to the reduction in the corporate income tax rate from 35 percent to 21 percent and the deferred tax asset re-measurement during the fourth quarter of 2017, both items resulting from tax reform.

●  Asset Quality Remained Solid–Nonperforming assets continued to decline, down $10.4 million to $133.9 million at December 31, 2018. Net charge-offs remained low at 0.11% of average loans during 2018, reflecting a 1 basis point increase from 2017.

●  Well Capitalized–We remained well capitalized under Basel III capital requirements with a Tier 1 risk-based capital ratio and common equity Tier 1 ratio of 12.67%, total risk-based capital ratio of 13.99% and leverage ratio of 9.77%, at December 31, 2018.

●  Increase in Quarterly Dividend–For the fourth quarter of 2018, we declared a dividend of $0.40 per share of our outstanding common stock which is an approximately 14% increase from the fourth quarter of 2017 rate of $0.35 per share.

Executive Compensation Highlights

The Committee has continued to focus on performance-based components of executive compensation in order to improve the overall effectiveness of the program. During 2018, the Committee again engaged Pay Governance LLC to evaluate our executive compensation components and assist the Committee in maintaining a program that is both fair and effective. The following paragraphs summarize the Committee’s actions and decisions for 2018 and 2019 compensation components:

● 2018 Base Salaries–In January 2018, the Committee recommended no increase for 2018 in the base salary of our Chief Executive Officer or any of our other four NEOs.

●  2019 Base Salaries–In January 2019, the Committee recommended a 1.27% increase for 2019 in the base salary of our Chief Executive Officer, and 1.46% increases in the 2019 base salaries of our other NEOs, with the exception of our Chief Financial Officer whose recommended increase was 2.0%.

●  2018 LTIP Award Payments and Grants–During 2018, the Committee approved payment of the three-year awards previously granted under the LTIP for the 2015-2017 performance period, and it approved the grant of new cash-based LTIP performance awards for a new three-year performance period (2018-2020) based on the same performance criteria as in prior years (growth in the tangible book value per share of our common stock plus cumulative dividends paid per share on the stock) but with increased Threshold and Target performance goals in comparison to previous awards based on the projected impact of the 2018 Tax Cuts and Jobs Act signed into law during 2017.

●  2019 LTIP Award Payments and Grants–During 2019, the Committee approved payment of the three-year awards previously granted under the LTIP for the 2016-2018 performance period, and it approved the grant of new cash-based LTIP performance awards for a new three-year performance period (2019-2021) based on the same performance criteria as in prior years and with the same Threshold, Target and Stretch performance goals as in the previous year’s awards.

●  Increase in Performance-Based Compensation Relative to Total Compensation–By recommending no increases for 2018, and minimal increases for 2019, in the base salaries of our NEOs, and increasing the individual target opportunity levels with respect to new LTIP awards granted in each of those years, the Committee continued to increase the portion of our NEOs total compensation that is performance-based.

●  Continued Use of Tangible Book Value as LTIP Performance Metric–In 2018 and 2019, the Committee continued to use growth in the tangible book value of our common stock over the performance period as the primary performance metric for LTIP awards. The central objective of our strategic plan is to build the long-term value of our company and our shareholders’ investments, and the Committee believes growth in book value per share is a key driver of long-term value and a key metric in valuing banks, insurance companies, and investment firms. As a result, the Committee believes the performance goals under our LTIP, from which our executives derive a substantial portion of their compensation, are consistent with our focus on long-term objectives and emphasis on financial stability and growth in shareholder value which are factors that have contributed to our financial success over the years.

●  Adoption of Incentive Compensation “Clawback” Policy–During January 2019, the Committee amended its Incentive Compensation Policy to provide for the forfeiture or “claw back” of incentive compensation awards under the circumstances described below under the caption “Incentive Compensation Clawback Policy.”

● 2018 Discretionary Bonuses–No discretionary bonuses were recommended by the Committee for 2018.
● No Change in Control Arrangements or Stock-Based Compensation–We continue to have no change of control agreements with any of our NEOs and provide no equity or stock-based compensation.

Our Executive Compensation Philosophy and Objectives

Our executive compensation program is administered by the Committee. The Committee endeavors to both align our executive officers’ compensation with our long-term business philosophy and achieve our objectives of:

●	rewarding year-over-year performance and long-term loyalty;

●

balancing business risk with sound financial policy and shareholders’ interests, and aligning the interests of our executive officers with the long-term interests of our shareholders by encouraging growth in the value of our company and our shareholders’ investments;

●	enabling us to attract and retain qualified executive officers; and

●	providing compensation to our executive officers that is competitive with comparable financial services companies.

Because we do not provide any equity-based compensation to our executive officers, we do not have stock ownership requirements or guidelines for executive officers. However, as discussed elsewhere in this proxy statement, upon the recommendation of our Audit Committee, our Board of Directors has adopted a policy that prohibits our executive officers from hedging, or pledging as collateral for any loan, any shares of our common stock they own, subject to exceptions for certain “grandfathered” pledged and certain pledges approved by our Audit Committee following a review of relevant factors. For purposes of the policy, a “hedge” means any financial instrument, derivative transaction or trading strategy designed to hedge or offset any decrease in the market value of our stock, such as a covered call, collar, prepaid variable forward sale contract, equity swap, exchange fund or similar transaction.

Incentive Compensation Clawback Policy

During January 2019, the Committee amended its Incentive Compensation Policy (which applies to awards the Committee approves under the LTIP as well as other types of incentive compensation arrangements in which our associates in various business units may participate) to include a “clawback” policy. Under that amendment, at the discretion of the Committee, we may require a current or former associate, including an executive officer, to forfeit future incentive payments, or to repay to us all or any portion of any previously paid performance-based compensation, if:

●	an accounting restatement occurs due to material non-compliance with any financial reporting requirement under Federal securities laws, whether or not resulting from intentional misconduct;

●	we discover that a performance metric or calculation used in determining performance-based compensation was materially inaccurate; or

●	a significant violation of our Code of Ethics, as determined by the Committee, results in a financial or reputational impact on FCB.

The clawback policy will apply to any plan or individual award under any plan that specifically references the policy.

The Process of Evaluating Executive Officer Compensation

Each year in January, the Committee reviews total compensation paid or provided to our executive officers, considers changes in the executive officers’ base salaries, and makes recommendations to the Boards of Directors for salary increases to our and FCB’s executive officers for the year following our next Annual Meeting. Under the LTIP, each year the Committee also approves payments under existing awards for which performance periods have ended, and approves the grant of new awards. After receiving the Committee’s recommendations, the Boards approve all executive officer compensation, with the exception of payments and awards under the LTIP, which are the sole responsibility of the Committee.

In reviewing our NEOs’ compensation, the Committee considers:

●	the scope of the officers’ responsibilities;

●

market analyses provided by the Committee’s independent consultant comparing our NEOs’ compensation to compensation paid to persons in each NEO’s position in similar financial services organizations, and executive compensation data compiled by the independent consultant for a group of industry peer companies;

●	our overall financial and operating performance;

●	general individual performance;

●	internal equity of our NEOs’ current compensation and their levels of compensation in comparison to other NEOs; and

●	voting results on the most recent say-on-pay resolutions submitted to our shareholders, as well as any feedback received by the Committee from shareholders outside the voting process.

In setting compensation paid to our NEOs for 2018, the Committee again retained Pay Governance as its independent compensation consultant. As part of their services Pay Governance prepared market analyses for the Committee comparing our executives’ then-current compensation rates to the market median compensation paid by similar financial services organizations to their officers in similar positions. The analyses focused on:

●	base salary;

●	total cash compensation (which included base salary and target annual incentive awards); and

●	total direct compensation (which included total cash compensation and the expected value of long-term incentives, including stock-based compensation).

For purposes of the market analyses, Pay Governance used Willis Towers Watson’s Financial Services Executive Compensation Database, which includes pay data for over 200 financial services industry companies. Our executive positions were compared to similar positions in similarly sized organizations. Statistical regression analyses were also performed to size-adjust the survey data to achieve a close correlation with our total asset scope, providing a more accurate view of the market data.

To further assist the Committee in understanding our compensation marketplace, each year Pay Governance reviews publicly available proxy-reported data for a group of industry peer companies consisting of publicly traded financial institutions that have assets between $20 billion and $70 billion and that primarily concentrate on retail and business banking operations headquartered in the United States.

Our peer companies used in making pay decisions for 2018 and 2019 consisted of the following 15 companies:

Associated Banc-Corp	First Horizon National Corporation	TCF Financial Corporation
BOK Financial Corporation	Fulton Financial Corporation	Valley National Bancorp
Commerce Bancshares, Inc.	Hancock Holding Company	Webster Financial Corporation
Cullen/Frost Bankers, Inc.	People’s United Financial, Inc.	Wintrust Financial Corporation
East West Bancorp, Inc.	Synovus Financial Corp.	Zions Bancorporation

The Committee generally compares the compensation of each NEO in relation to the 50th percentile of the peer group for similar positions. In addition, the Committee takes into account various factors such as our performance within the peer group, the unique characteristics of each individual’s position, and any succession and retention considerations. Generally, differences or similarities in the levels of total direct compensation among the NEOs are driven primarily by the scope of their responsibilities, market data for similar positions, and considerations of internal equity within our executive leadership team.

Consideration of Last Year’s “Say-on-Pay” Vote

At each Annual Meeting since 2011, our shareholders have voted on a non-binding advisory resolution (a “say-on-pay” resolution) to approve the compensation paid to our NEOs as described in the proxy statement for that meeting. As in prior years, at our 2018 Annual Meeting our shareholders overwhelmingly approved the proposal with over 98% of the votes entitled to be cast on the proposal with respect to shares present in person or represented by proxy at the meeting being cast for approval. Among other factors described in this discussion, the Committee considered the voting results on those proposals in connection with its reviews and decision-making process and the setting of our NEOs’ compensation for 2018 and 2019. The Committee believes the voting results on our say-on-pay resolutions indicate that our shareholders understand and support our executive compensation philosophy and objectives. The Committee will continue to consider each year’s say-on-pay voting results, as well as any feedback received from shareholders outside the voting process, in evaluating our executive compensation plans, policies and practices and its decisions regarding executive compensation.

At our 2017 Annual Meeting, our shareholders also had the opportunity to vote on a “say-on-frequency” proposal, expressing their preference whether future say-on-pay votes should be held annually, every two years, or every three years. Consistent with our Board’s recommendation, our shareholders approved the annual option. Another say-on-pay resolution will be submitted for a vote of our shareholders at the 2019 Annual Meeting.

EXECUTIVE COMPENSATION COMPONENTS

For 2018, the components of compensation paid to or received by our NEOs were unchanged and included the following:

Compensation Component	Component Elements	Purpose	Component Risk Profile

Base Salary	● Cash	Provides fixed annual compensation that is comparable with other financial institutions and helps attract and retain our executive officers and other associates.	Low

Long-Term Incentive Plan	● Performance-based cash	Promotes a closer identification of the interests of plan participants with company interests and the long-term interests of shareholders and stimulates efforts to enhance efficiency, profitability, and growth in value of our company and shareholders’ investments.	Low

Retirement Benefits	● Defined benefit pension plans ● Matching and profit-sharing contributions to Section 401(k) defined contribution plans	Provide competitive levels of retirement income for our NEOs and other associates.	Low

Non-qualified Separation from Service Agreements	● Cash ● Death Benefit	Retain and reward the long-term loyalty of certain key decision makers, and assure their continued loyalty following a separation from service.	Low

Perquisites	● Maintenance and monitoring of home security systems ● Staff services for personal activities ● Limited other personal benefits provided from time to time	Provide limited personal benefits to certain executive officers in furtherance of our risk management program, for the officers’ convenience, and for other specific purposes.	Low

Base Salaries

Until the adoption of our LTIP during 2014, base salaries represented the primary component of our executive compensation program. Since that time, payments for performance-based LTIP awards have become an increasingly large portion of our NEOs’ annual total compensation. In making its recommendations regarding 2018 and 2019 base salaries for our NEOs, the Committee considered various factors, including our 2017 and 2018 financial and operating performance and other factors described below.

Until 2019, our Chairman and Chief Executive Officer’s base salary had not been increased since our LTIP was adopted in 2014. Consideration of his 2018 and 2019 base salary rates took into account his 2017 and 2018 total compensation, the market and peer analyses prepared by Pay Governance, the long-term incentive opportunities provided to him under the LTIP, and the total compensation of our other NEOs. Consistent with its focus on performance-based compensation, the Committee did not recommend an increase in his base salary rate for 2018, and it recommended a small increase of 1.27% in his base salary rate for 2019.

In considering its recommendations for the 2018 and 2019 base salary rates of our other four NEOs, the Committee took into account their 2017 and 2018 total compensation, the market and peer analyses prepared by Pay Governance, their long-term incentive opportunities under the LTIP, and in the case of each NEO the total compensation of our other NEOs. The Committee also considered information provided by our Chairman and Chief Executive Officer, including his assessment of those officers’ individual performance and his recommendations as to their compensation. Consistent with its focus on performance-based compensation, the Committee did not recommend an increase in the base salary rate of any of our other NEOs for 2018, and it recommended increases of 1.46% in the 2019 base salary rates of each of those other NEOs, with the exception of Mr. Nix whose 2019 salary rate was increased by 2.0%.

The following table shows the base salary rates for our Chairman and Chief Executive Officer and our other four NEOs for 2016, 2017, 2018 and 2019, and the percentage increases in their salaries for 2017, 2018 and 2019. The base salary rates in the table for each year reflect the listed NEOs’ annual base salary rates approved by the Boards that became effective on April 1 of each year. Because those base salary rates did not become effective until April 1, the salary rates listed for some NEOs in the table below may be higher than the dollar amounts of 2016, 2017 and 2018 base salaries those officers actually received during those years as listed in the Summary Compensation Table.

	2016 Base Salary Rate	2017 Percentage Increase	2017 Base Salary Rate	2018 Percentage Increase	2018 Base Salary Rate	2019 Percentage Increase	2019 Base Salary Rate
Frank B. Holding, Jr.
Chairman and CEO	$955,000	0%	$955,000	0%	$955,000	1.27%	$967,100

Craig L. Nix
Chief Financial Officer	550,000	9.09%	600,000	0%	600,000	2.00%	612,000

Hope H. Bryant
Vice Chairman	650,000	0%	650,000	0%	650,000	1.46%	659,500

Peter M. Bristow
President	650,000	0%	650,000	0%	650,000	1.46%	659,500

Edward L. Willingham IV
Chief Operating Officer	650,000	0%	650,000	0%	650,000	1.46%	659,500

Long-Term Incentives

During 2014, and as part of the effort to move to a more performance-based compensation structure, the Committee and our Board recommended, and our shareholders approved, our performance-based LTIP to reinforce the link between the interests of our participating officers and the interests of our company and our shareholders, and to motivate and reward executive officers for their contributions toward achieving our strategic plan’s central objective of building the long-term value of our company and our shareholders’ investments. Cash incentive awards may be granted by the Committee under the LTIP in amounts (“target amounts”) which are expressed as percentages of officers’ base salaries. The awards represent opportunities to receive cash payments following stated performance periods based on the extent to which performance goals set by the Committee at “Threshold” (i.e. minimum), “Target” and “Stretch” (i.e. maximum) levels are met or exceeded for those performance periods.

Since its inception, performance objectives for awards under the LTIP have been based on growth in the tangible book value (“TBV”) of our common stock plus cumulative dividends per share paid over the applicable performance periods (the “TBV+D Growth Rate”). The Committee believes growth in tangible book value per share is a key driver of long-term value and a key metric in valuing banks, insurance companies, and investment firms. As a result, the Committee believes that using growth in tangible book value as the primary component of the performance metric for our LTIP is consistent with our focus on long-term objectives and our emphasis on financial stability and growth in shareholder value. The Committee believes those objectives are factors that have contributed to our financial success over the years.

During January 2018, new three-year awards were granted to our NEOs and other selected officers for the 2018-2020 performance period. As with previous awards, under the new awards a percentage (the “Award Percentage,” which may range from 0% to 125%) of the target amount of each award could be earned based on achievement of the stated TBV+D Growth Rate goals at the end of the performance period.

The TBV+D Growth Rate is determined according to the following formula:

(Ending TBV minus Beginning TBV) plus cumulative dividends

Beginning TBV

“Beginning TBV” is measured at the beginning of the relevant performance period, while “Ending TBV” is measured at the end of the relevant performance period. After considering the projected impact of the 2018 Tax Cuts and Jobs Act, the Threshold, Target and Stretch performance goals set by the Committee for the awards granted to our NEOs during 2018 (TBV+D Growth Rates of 12%,

24% and 36%, respectively) reflected increases as compared to the goals set for awards granted in previous years (TBV+D Growth Rates of 10.5%, 22.5% and 36%, respectively) and would result in Award Percentages of 50%, 100% and 125%, respectively, of each NEO’s target amount. The Committee believes the performance goals set for the awards are reasonably achievable at the Threshold level, but that there is a low probability that we will reach the Stretch level of performance during the performance period.

During January 2019, the Committee approved payments for the three-year awards previously granted for the 2016-2018 performance period. After making positive adjustments as contemplated by the terms of the LTIP for the impact of intangible assets related to our three acquisitions during 2018 and for share repurchases during 2018, and negative adjustments for the impact of intangible assets related to previous acquisitions during 2015, 2016 and 2017, the Committee determined that our TBV+D Growth Rate for the 2016-2018 performance period resulted in an Applicable Percentage of 110.16% of the target amounts of the awards, and it approved payments to our NEOs at that level. Those payments are listed on the 2018 line of the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

A listing of the new awards granted to our NEOs during 2018, and additional information regarding the LTIP and the payments approved by the Committee for the 2016-2018 performance period, is provided in the “GRANTS OF PLAN-BASED AWARDS” table and the narrative discussion that follows it under the caption “EXECUTIVE COMPENSATION – FCB’s Long-Term Incentive Plan.”

During January 2019, the Committee also approved the grant of new LTIP awards to our NEOs and other selected officers for a three-year performance period (2019-2021). Consistent with all previously granted awards, the new awards may be earned based on our TBV+D Growth Rate during the performance period in comparison to Threshold, Target and Stretch goals established by the Committee. The Committee established the Threshold, Target and Stretch performance goals for the new 2019-2021 awards at TBV+D Growth Rates of 12%, 24% and 36%, respectively, which are the same as the increased goals for awards granted during 2018. Those goals would result in the same Award Percentages of 50%, 100% and 125%, respectively, of the Target amounts of the awards.

In setting the percentages of our NEOs’ base salary rates as the Target awards that may be paid to them at Target performance goals, the Committee attempts to provide our NEOs with aggregate amounts of salary and incentive opportunities each year that it considers appropriate based on the market and peer analyses of total direct compensation for officers of other companies in similar positions as our NEOs. Since the LTIP was adopted, the percentages of our NEOs’ base salary rates that may be paid at Target levels of performance have increased each year, while there has been little increase in our NEOs base salaries. As a result, payments of performance-based LTIP awards have become an increasingly substantial portion of our NEOs’ annual total compensation.

The following table lists percentages of base salary rates and dollar amounts that could be paid in future years to our NEOs at each performance level under all outstanding LTIP awards they currently hold, including those granted to them for the 2019-2021 performance period.

Name	Performance Period	Target Level Percentage of Base Pay	Potential Payment for Performance at:
			Threshold Level	Target Level	Stretch Level
Frank B. Holding, Jr.	2017-2019	195%	$931,125	$1,862,250	$2,327,813
	2018-2020	240%	1,146,000	2,292,000	2,865,000
	2019-2021	252%	1,218,546	2,437,092	3,000,000	(1)

Craig L. Nix	2017-2019	150%	450,000	900,000	1,125,000
	2018-2020	200%	600,000	1,200,000	1,500,000
	2019-2021	210%	642,600	1,285,200	1,606,500

Hope H. Bryant	2017-2019	160%	520,000	1,040,000	1,300,000
	2018-2020	200%	650,000	1,300,000	1,625,000
	2019-2021	210%	692,475	1,384,950	1,731,188

Peter M. Bristow	2017-2019	160%	520,000	1,040,000	1,300,000
	2018-2020	200%	650,000	1,300,000	1,625,000
	2019-2021	210%	692,475	1,384,950	1,731,188

Edward L. Willingham IV	2017-2019	160%	520,000	1,040,000	1,300,000
	2018-2020	200%	650,000	1,300,000	1,625,000
	2019-2021	210%	692,475	1,384,950	1,731,188
(1)	Under the terms of the LTIP, $3,000,000 is the maximum amount that may be paid to a participant in any one fiscal year.

The new awards listed above for the 2019-2021 performance period were made subject to the Committee’s new clawback policy described above under the caption “Incentive Compensation Clawback Policy.”

Discretionary Bonuses

From time to time the Committee considers and recommends, and the Boards of Directors approve, payment of a discretionary cash bonus to one or more individual NEOs based on particular performance and achievements or other factors related to the retention of motivated and talented executive officers. No discretionary bonuses have been recommended or paid to any of our executive officers for 2018.

Retirement Plans

We maintain the following qualified plans under which retirement benefits are provided to our NEOs and other associates:

●

two defined benefit pension plans, including our plan and a separate plan previously maintained by FCB-SC which, in connection with the Merger, FCB agreed to maintain and administer to provide benefits to FCB-SC’s former officers and employees who were participants in that plan, including those who became FCB’s officers and employees;

●	a Section 401(k) defined contribution plan; and

●	an enhanced Section 401(k) defined contribution plan.

While FCB-SC’s pension plan remains in effect, FCB-SC’s Section 401(k) plans were merged into FCB’s corresponding plans in connection with the Merger, and the plan accounts of FCB-SC’s employees became accounts under our plans.

During 2007, our Board approved changes to our retirement plan program. These changes were recommended by a special committee of the Board and were designed to reduce the volatility of our pension plan expense, while preserving the competitive retirement benefits we provide to our associates. FCB-SC’s board of directors approved similar changes to FCB-SC’s retirement plan program. The changes by both companies included the retention of pension and Section 401(k) plans as they existed at the time the changes were made (now referred to as the “legacy plans”), and the addition of “enhanced” Section 401(k) plans. New associates hired after the changes were made would participate only in the enhanced Section 401(k) plans and would not become participants in the pension plans. Eligible associates hired by FCB or FCB-SC on or before the specified dates made one-time elections to:

●	continue to participate in their legacy pension and Section 401(k) plans; or

●

participate only in the enhanced Section 401(k) plans rather than the legacy Section 401(k) plans, in which case they would continue to be participants in the pension plans, but their pension plan benefit service would be frozen and no further benefits would accrue.

Each of our NEOs elected to remain in the legacy plans.

The following table contains a brief description of our qualified plans.

Benefit	Description
FCB and FCB-SC Defined Benefit Pension Plans	Each plan provides a monthly retirement benefit based on a formula that takes into account a participant’s compensation covered by the plan and his or her years of service.

Legacy Section 401(k) Defined Contribution Plan (for associates electing to continue participation in one of the defined benefit pension plans)	Provides a matching employer contribution to each participant’s account of up to 4.5% of the participant’s eligible compensation (the 2018 maximum matching contribution was $12,375).

Enhanced Section 401(k) Defined Contribution Plan (for associates not participating in one of the defined benefit pension plans)	Provides a matching employer contribution to each participant’s account of up to 6% of the participant’s eligible compensation (the 2018 maximum matching contribution was $16,500). In addition, a profit sharing contribution is made to each participant’s account equal to 3% of the participant’s eligible compensation (the 2018 maximum profit sharing contribution was $8,250).

Further information about the terms of the legacy defined benefit pension plans (including the calculation of benefits under the plans), as well as our legacy and enhanced Section 401(k) plans (including the calculation of matching contributions), is contained in this proxy statement under the caption “EXECUTIVE COMPENSATION – Retirement Benefits and Separation from Service Payments.”

Non-Qualified Separation from Service Agreements

FCB has non-qualified separation from service agreements with our NEOs and certain of our other executive officers that provide for payments to them for a period of ten years following a separation from service that occurs no earlier than an agreed-upon age. Those include agreements entered into by FCB with Mr. Holding, Mrs. Bryant and Mr. Willingham, and substantially similar agreements that FCB-SC entered into with Mr. Nix and Mr. Bristow before the Merger and which FCB assumed in connection with the Merger. The agreements are intended to help us retain and reward the long-term loyalty of key officers within our organization, and to assure their continued loyalty following a separation from service. Because payments will be made to the officers only if they continue in FCB’s employment until their agreements vest, the Committee believes the agreements are consistent with our objective of encouraging and rewarding long-term loyalty. Recognizing that we have only recently begun paying long-term incentives through which LTIP participants can build wealth, the Committee also believes the additional long-term benefit provided to our NEOs under the agreements enhances our compensation program by mitigating to some degree its lack of equity-based compensation. No payments are made under the agreements until there is a separation from service and, in return for payments, each officer is obligated to provide limited consultation services to, and not to compete against, FCB during the payment period. Further information about the terms of the agreements is contained in this proxy statement below under the caption “EXECUTIVE COMPENSATION – Retirement Benefits and Separation from Service Payments.”

Our Chairman and Chief Executive Officer recommends officers to the Committee to be considered for an agreement, and he recommends the amount of monthly payments for each officer’s agreement. The Committee considers those recommendations in the context of the officers’ positions and other compensation and, if it concurs, it recommends approval to the Boards of Directors. The amounts of payments provided for in the current agreements with our NEOs are calculated as percentages, ranging from 25% to 45%, of the officers’ base salary rates at the time their agreements were approved. From time to time the agreements may be amended to change the amounts and/or percentages used to calculate payment amounts in order to reflect increases in officers’ base salaries. Those adjustments are recommended by the Chairman and Chief Executive Officer to the Committee for consideration and recommendation to the Boards of Directors. There have been no adjustments to agreements with our current NEOs since 2011.

Personal Benefits

We do not provide an extensive array of perquisites or personal benefits to our executive officers beyond those benefits (including individual and family group insurance coverages) that are available generally to all our associates. However, for the convenience of our NEOs, or under our risk management program, or for other specific purposes, from time to time certain of our NEOs do receive, or are deemed to have received, other benefits that are not directly related to the performance of their duties as executive officers or that otherwise confer a benefit that has a personal aspect. As part of its review of our NEOs’ overall compensation each year, the Committee reviews all personal benefits being provided or proposed to be provided to executive officers, and it recommends to the Boards of Directors whether those benefits should be approved or continued. Benefits that certain of our NEOs received, or were deemed to have received, during 2018 included:

●	maintenance and monitoring of security systems in our NEOs’ residences under our risk management program; and

●	services of staff personnel that we attribute to certain NEOs’ personal activities.

During 2005, and upon the Committee’s recommendation, the Boards of Directors first approved a policy (which was reaffirmed during 2014) under which FCB will, as deemed advisable, install, maintain and monitor security systems in the homes of certain executive officers. The Boards concluded that the safety of our key executive officers is a business concern, and they approved the recommended policy as part of our risk management program. Under the policy, each officer in whose home FCB installs a security system agrees to purchase that equipment from FCB, at its depreciated book value, following retirement or other termination of employment. During 2018, FCB maintained and monitored a previously installed security system in the residence of each of our NEOs.

We monitor our NEOs’ use of administrative personnel. To the extent those employees provide services that relate to the officers’ personal activities, we estimate the staff time devoted to those services and treat our compensation and benefits expense related to that time as a personal benefit. Those expenses are treated as taxable income to the NEOs.

In the case of each of our NEOs, we believe our incremental costs associated with personal benefits we provided during 2018 did not exceed an aggregate of $10,000. As a result, the costs of the benefits they received are not included in their 2018 compensation listed in the Summary Compensation Table. We also provide each of our executive officers with group life, health, medical and other insurance coverages for themselves and their spouses and families on the same terms as those coverages are provided to all full-time employees. We do not consider those group coverages to be a perquisite and the cost of that insurance is not included in the Summary Compensation Table.

Tax and Accounting Considerations; Deductibility of Executive Compensation

In evaluating compensation program alternatives, the Committee has considered the potential impact on our company of Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction to public corporations for compensation over $1 million paid for any fiscal year to their chief executive officers and certain other named executive officers (“covered employees”). Historically, Section 162(m) exempted performance-based compensation from the deduction limit if certain requirements were met. However, this exception was repealed by the 2018 Tax Cuts and Jobs Act. In addition, the Act generally expanded the number of persons considered to be covered employees under Section 162(m) to include our Chief Financial Officer, among others. As a result, compensation that the Committee originally intended to be structured as performance-based compensation under Section 162(m) will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

As a general matter, in making its previous compensation decisions for our covered employees, the Committee endeavored to maximize deductibility of compensation under Section 162(m) to the extent practicable under then-applicable law while maintaining competitive compensation. The Committee, however, believes that it is important for it to retain maximum flexibility in designing compensation programs that are in the best interests of our company and our shareholders, even if that approach may result in payments which are not deductible under Section 162(m).

EXECUTIVE OFFICERS

We consider our and FCB’s officers who are listed below to be our current executive officers. Each officer serves at the pleasure of the Boards until his or her removal, resignation, retirement, death or disqualification, or until his or her successor is duly elected and qualified.

Name and Age	Positions with FCB and Us

Frank B. Holding, Jr. 57	FCB’s and our Chairman since February 2009, and FCB’s and our Chief Executive Officer since January 2008. Previously, Chief Executive Officer of our former subsidiary, IronStone Bank, from February 2009 to January 2011, and our and FCB’s President from 1994 to February 2009. Employed by FCB since 1983.

Hope H. Bryant 56	FCB’s and our Vice Chairman since January 2011 and Corporate Sales Executive since October 2014. Previously, President of our former subsidiary, IronStone Bank, from 2006 until January 2011, and FCB’s Executive Vice President from 2002 until January 2011. Employed by FCB since 1986.

Peter M. Bristow 53	FCB’s and our President and Corporate Sales Executive since October 2014. Previously, Executive Vice President and Chief Operating Officer of Bancorporation, and President and Chief Operating Officer of FCB-SC, from 2001 to 2014. Employed by FCB since 2014.

Edward L. Willingham IV 64	FCB’s and our Chief Operating Officer since October 2014. Previously, FCB’s and our President from 2009 to October 2014, and Executive Vice President of FCB from 1992 to February 2009. Employed by FCB since 1987.

Craig L. Nix 47	FCB’s and our Chief Financial Officer since November 2014. Previously, Executive Vice President and Chief Financial Officer of Bancorporation and FCB-SC from 2001 to 2014. Employed by FCB since 2014.

Lorie K. Rupp 54	FCB’s and our Chief Risk Officer since March 2017. Previously, FCB’s and our Chief Accounting Officer from 2013 to 2017; Consulting Director with KPMG, LLP from 2011 to 2013; Senior Vice President of Accounting and Finance of Regions Financial Corporation from 2008 to 2009; and Senior Vice President of Finance of Bank of America from 1990 to 2008. Employed by FCB since 2013.

Jeffery L. Ward 58	FCB’s and our Chief Strategy Officer since October 2014. Previously, Regional Executive Vice President of FCB from 2004 to 2014. Employed by FCB since 1992.

James S. Bryan 62	FCB’s Executive Vice President and Chief Credit Policy Officer since January 1, 2019. Previously, FCB’s Commercial Credit Executive from November 2016 to January 2019 and Regional Executive Vice President from 2007 to 2016. Employed by FCB since 1990.

West Ludwig 50	FCB’s Executive Vice President and Chief Human Resources Officer since July 26, 2018. Previously, Senior Vice President, Human Resources for MZ, Inc. (internet gaming technology) from 2016 to 2018 and Executive Vice President, Human Resources for Fidelity Investments, Inc. (financial services) from 2008 to 2016. Employed by FCB since 2018.

Donald E. Preskenis 52	FCB’s Executive Vice President and Chief Internal Audit Officer since March 2010. Previously, FCB’s Senior Vice President and Senior Audit Manager from 2005 to 2010; Internal Auditor for MassHousing Financing Agency (a state housing agency) from 2004 to 2005; and Vice President and Regional Audit Manager of Sovereign Bank from 2000 to 2004. Employed by FCB since 2005.

Dorothy F. Ramoneda 60	FCB’s Executive Vice President since January 2014 and Chief Information Officer since 2012. Previously employed by Progress Energy, a North Carolina utilities company, from 1996 to 2012 where she most recently had served as Chief Information Officer since 2002. Employed by FCB since 2012.

Julie M. Sizer 52	FCB’s Executive Vice President and Chief Bank Operations Officer since May 2015. Previously, employed by FCB-SC as Operation and Support Services Director from 2012 to 2015 and Change Management Services Director from 2006 to 2012. Employed by FCB since 2015.

EXECUTIVE COMPENSATION

Summary

The Summary Compensation Table below shows the cash and certain other compensation paid (or proposed to be paid) or provided by FCB to or deferred by the named executive officers listed in the table (our “NEOs”) for 2018, 2017, and 2016. Our NEOs also serve as executive officers of FCB. They are compensated by FCB for their services as its officers, and they receive no separate salaries or other compensation from us. All of our executive officers are employed on an “at will” basis and serve in their positions at the pleasure of our Board of Directors, and none of them has an employment agreement with us or FCB. We do not have any plans under which stock options or grants or other equity awards are made to NEOs or any other officers or employees or any arrangements under which payments would be made, or the vesting of any benefits would be accelerated, upon a change in control of our company or FCB.

SUMMARY COMPENSATION TABLE

Name and Principal Position During 2018	Year	Salary (2)	Bonus	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
Frank B. Holding, Jr. (1)	2018	$955,000	$-0-	$1,841,049	$-0-	$12,375	$2,808,424
Chairman and	2017	955,000	-0-	1,401,042	482,200	12,150	2,850,392
Chief Executive Officer	2016	955,000	-0-	744,069	372,256	11,925	2,083,250
	2018	$600,000	$-0-	$605,880	$15,142	$12,375	$1,233,397
Craig L. Nix	2017	587,500	-0-	423,352	200,674	12,150	1,223,676
Chief Financial Officer	2016	538,750	125,000	218,589	150,195	32,740	1,065,274
	2018	$650,000	$-0-	$966,654	$-0-	$12,375	$1,629,029
Hope H. Bryant (1)	2017	650,000	-0-	425,709	330,728	12,150	1,418,587
Vice Chairman	2016	645,000	-0-	324,638	248,840	11,925	1,230,403
	2018	$650,000	$-0-	$966,654	$29,448	$12,375	$1,658,477
Peter M. Bristow (1)	2017	650,000	-0-	429,115	304,669	12,321	1,396,105
President	2016	645,000	324,638	-0-	242,056	60,458	1,272,152
	2018	$650,000	$-0-	$966,654	$9,921	$12,375	$1,638,950
Edward L. Willingham IV	2017	650,000	-0-	556,697	339,838	12,150	1,558,685
Chief Operating Officer	2016	645,000	-0-	324,638	282,728	11,925	1,264,291
(1)	Mr. Holding, Mrs. Bryant and Mr. Bristow each served as a member of our and FCB’s Boards of Directors during 2018, but they received no additional compensation for their services as directors.
(2)	Salary amounts include the portion of each officer’s base salary paid by FCB that was deferred at the officer’s election under our Section 401(k) plans.
(3)

Reflects amounts paid for 2018, 2017 and 2016 with respect to awards under FCB’s LTIP, as described in the narrative discussion under the caption “FCB’s Long-Term Incentive Plan.” Mr. Bristow was not a participant in and did not receive a payment under that plan for 2016.

(4)	Amounts in this column consist of two components, including:

●

“Change in Pension Value,” which represents the net aggregate amount of the increase, if any, for each year in (i) the actuarial present value of the officers’ accumulated benefits under defined benefit pension plans, and (ii) the present value of monthly payments that would be made to the officers in the future for a period of ten years following their separation from service at agreed upon ages under separation from service agreements between them and FCB; and

●

in the case of Mr. Nix and Mr. Bristow only, “Nonqualified Deferred Compensation Earnings,” which represents amounts of interest paid on nonqualified deferred compensation that is considered to be “above market” under the SEC’s disclosure rules.

“Change in Pension Value” amounts do not represent payments actually received by officers. As further described in the narrative discussion under the caption “Retirement Benefits and Separation from Service Payments,” each year we determine present values of benefits and future payments under the pension plans and separation from service agreements as of December 31 in order to reflect the amounts of our future obligations to the named officers under the plans and those agreements in our consolidated financial statements. Future payments are projected based on a number of assumptions, including assumptions regarding future events (including, in the case of the pension plans, mortality assumptions), and we discount the projected future payments to present values using a rate of interest calculated by a third party based on a theoretical portfolio of high quality corporate bonds that would be sufficient to provide for projected payments under the pension plans and agreements. Under financial and pension accounting principles, those assumptions and the discount rates change from time to time. In general, the present value of an officer’s future payments increases as the officer grows older and the time before the commencement of those payments decreases. The present values increase if the discount rate used in the calculation decreases from one year to the next, and they decrease if the discount rate increases. Changes in the other assumptions we use also can result in increases or decreases in present values. The discount rates used for calculating the present values for each year covered in the table below were 4.38% for 2018, 3.76% for 2017, and 4.30% for 2016. For 2018, four of the NEO’s aggregate present values at December 31, 2018, decreased as compared to their amounts at December 31, 2017, resulting primarily from an increase in the discount rate used in determining present values (as compared to the rate used for 2017) and, under the SEC’s disclosure rules, the amounts of those decreases in value are included in the Summary Compensation Table as $0 rather than as a deduction from their total compensation. Mr. Willingham’s aggregate present value increased during 2018, but the amount of the increase was much smaller than the increase for the prior year as a result of the increased discount rate. Present value amounts could increase or decrease in future years if discount rates decrease or increase or there are changes in other assumptions. For 2017 and 2016, each of the NEO’s aggregate present value at December 31, 2017 and 2016, respectively, increased as compared to his or her amount at December 31 of the prior year, resulting, in part, from a decrease in the discount rate used in determining present values (as compared to the rate used for the prior year), combined with a one-year decrease in the time before commencement of payments. The separate increases or decreases for each officer under the pension plan and the separation from service agreements for 2018, 2017, and 2016 are listed in the following table.

	F. B. Holding, Jr.	C. L. Nix	H. H. Bryant	P. M. Bristow	E. L. Willingham
2018:
Increase (decrease) in actuarial present value of accumulated benefits under pension plan (a)	$(33,152)	$(32,316)	$(41,750)	$(39,182)	$36,420
Increase (decrease) in present value of future monthly payments under separation from service agreements (a)	(142,040)	(44,407)	(60,327)	(54,868)	(26,499)
Aggregate increase (decrease)	$(175,192)	$(76,723)	$(102,077)	$(94,050)	$9,921
2017:
Increase (decrease) in actuarial present value of accumulated benefits under pension plan (a)	$222,380	$124,181	$228,818	$186,032	$238,520
Increase (decrease) in present value of future monthly payments under separation from service agreements (a)	259,820	62,539	101,910	91,500	101,318
Aggregate increase (decrease)	$482,200	$186,720	$330,728	$277,532	$339,838
2016:
Increase (decrease) in actuarial present value of accumulated benefits under pension plan (a)	$168,085	$86,802	$170,514	$136,583	$193,252
Increase (decrease) in present value of future monthly payments under separation from service agreements (a)	204,171	49,854	78,326	79,095	89,476
Aggregate increase (decrease)	$372,256	$136,656	$248,840	$215,678	$282,728
(a)

Mr. Holding, Mrs. Bryant and Mr. Willingham are participants in and entitled to benefits under FCB’s pension plan, and they are parties to separation of service agreements with FCB. Mr. Nix and Mr. Bristow are participants in and entitled to benefits under the pension plan previously provided by FCB-SC which, following the Merger, remains in effect to provide benefits to its and Bancorporation’s former officers and employees. Mr. Nix’s and Mr. Bristow’s separation from service agreements were originally entered into with FCB-SC and were assumed by FCB in connection with the Merger.

In addition to their “Changes in Pension Values,” the amounts listed in this column of the Summary Compensation Table for 2018, 2017 and 2016 for Mr. Nix and Mr. Bristow include “Nonqualified Deferred Compensation Earnings” which represent portions of the interest accrued by FCB on their accounts each year under non-qualified deferred compensation plans it assumed from FCB-SC in the Merger that is considered to be “above market” (for 2018, $15,142 for Mr. Nix, and $29,448 for Mr. Bristow). Those “above market” amounts equal the portions of total interest FCB credited to each officer’s accounts each year at the fixed interest rate provided for in the plans that exceed the amounts that would have been accrued at a rate equal to 120% of the Internal Revenue Service’s “applicable federal rate” for the months during which the actual fixed accrual rate was set. Interest credited to their accounts that is not considered to be “above market” is not included in the table. None of our other NEOs participate in a nonqualified deferred compensation plan, and no “Nonqualified Deferred Compensation Earnings” are included in their amounts listed for any year in this column. Additional information regarding Mr. Nix’s and Mr. Bristow’s non-qualified deferred compensation plan accounts and interest accrued by FCB on the accounts during 2018 is contained in the table under the caption “Non-Qualified Deferred Compensation.”

(5)	The following table describes each officer’s “Other Compensation” for 2018.

Description	F. B. Holding, Jr.	C. L. Nix	H. H Bryant	P. M. Bristow	E. L. Willingham
FCB’s matching contributions under our Section 401(k) plans	$12,375	$12,375	$12,375	$12,375	$12,375
Estimates of FCB’s incremental costs related to personal benefits (a)	—	—	—	—	—
Total Other Compensation	$12,375	$12,375	$12,375	$12,375	$12,375
(a)

From time to time our executive officers, including our NEOs in the table above, receive or may be deemed to have received various personal benefits from FCB. We believe FCB’s aggregate incremental cost associated with personal benefits provided during 2018 to each of our NEOs did not exceed $10,000 and, for that reason, no amount for personal benefits is included for any of them in the table above or in the “All Other Compensation” column in the Summary Compensation Table. FCB also provides each of our executive officers with group life, health, medical and other insurance coverages for themselves and their spouses and families on the same terms as those coverages are provided to all full-time employees. The cost of that insurance is not included in the table. Additional information regarding personal benefits is contained in the discussion under the heading “COMPENSATION DISCUSSION AND ANALYSIS.”

FCB’s Long-Term Incentive Plan

During 2014, our shareholders approved FCB’s LTIP under which selected salaried employees of FCB and its affiliates may be offered opportunities to earn awards stated as percentages of their base salary rates, and payable in cash, based upon attainment of objective performance goals. The LTIP is intended to promote a closer alignment of the participants’ interests with our corporate interests and the long-term interests of our shareholders, and to encourage participants’ efforts to enhance our efficiency, profitability, growth and value. Each year our Compensation, Nominations and Governance Committee considers the grant of new awards under the LTIP. Following a transition period after the plan was first adopted, awards granted each year have provided for payments based on performance goals measured over three-year performance periods. As reflected in the table below, during January 2018, the Committee approved the grant of new awards to each of our NEOs under the LTIP for a new three-year performance period (2018-2020).

The following table provides information regarding incentive awards granted during 2018 by the Committee to our NEOs under the LTIP.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Performance Period	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
			Threshold	Target	Stretch
Frank B. Holding, Jr.	01/29/2018	2018-2020	$1,146,000	$2,292,000	$2,865,000

Craig L. Nix	01/29/2018	2018-2020	600,000	1,200,000	1,500,000
Hope H. Bryant	01/29/2018	2018-2020	650,000	1,300,000	1,625,000

Peter M. Bristow	01/29/2018	2018-2020	650,000	1,300,000	1,625,000
Edward L. Willingham IV	01/29/2018	2018-2020	650,000	1,300,000	1,625,000
(1)

“Threshold,” “Target” and “Stretch” amounts reflect the amounts of awards that may be paid to each NEO at “Threshold” (i.e., minimum), “Target” and “Stretch” (i.e., maximum) levels of performance during the 2018-2020 performance period in relation to goals set by the Committee for the awards. Each NEO’s Target award was determined based on a percentage of the officer’s base salary rate that became effective on April 1 following the date his or her award was granted as follows: Mr. Holding – 240%; Mr. Nix – 200%; Mrs. Bryant – 200%; Mr. Bristow – 200%; and Mr. Willingham – 200%. If performance over the performance period exceeds the Threshold level but not the Target level, or exceeds the Target level but not the Stretch level, the amount earned by each NEO will be interpolated by the Committee.

Under each of the awards listed in the table, a percentage (the “Award Percentage,” which could exceed or be less than 100%) of the “Target” amount of each award could be earned at the end of its performance period based on the extent to which we have attained performance goals set for the awards. The performance goals for the awards listed in the table are based on growth in the tangible book value (“TBV”) of our common stock plus cumulative dividends per share paid over the 2018-2020 performance period that applies to the awards (the “TBV+D Growth Rate”). The TBV+D Growth Rate is determined according to the following formula: TBV at the end of the performance period minus TBV at the beginning of the performance period, plus cumulative dividends paid on the stock during the performance period, divided by TBV at the beginning of the performance period. The Threshold, Target and Stretch performance levels set by the Committee for the awards would result in Award Percentages of 50%, 100% and 125%, respectively, of the Target awards. In the table, the dollar amounts reflect the amounts that could be earned and paid at each performance level set by the Committee.

The LTIP is administered by our Compensation, Nominations and Governance Committee which from time to time, on an annual or other periodic basis, selects employees to whom awards will be granted. All salaried employees (including our and FCB’s executive officers) are eligible to participate in the LTIP.

When the Committee grants awards under the LTIP, it establishes a “performance period” during which performance will be measured, establishes one or more specific written performance objectives and specific goals for each participant and/or for each group of participants for that performance period, and assigns to each participant a Target award for the performance period. Performance periods are coincident with one or more of our fiscal years, or any portions thereof, and they may be overlapping. Each participant may earn a percentage (which may range from 0% to 125%) of his or her Target award based on the extent of attainment of the performance goals established by the Committee for the relevant performance period.

The performance objectives may be based on individual, business unit/function, and/or corporate performance, or any combination thereof. If a participant’s performance goals are based on a combination of performance criteria, the Committee may weight the importance of each type of performance that applies to the participant by assigning a percentage to it. The Committee may apply other or non-objective performance criteria for participants to the extent permitted, or not prohibited, by applicable law and regulations. The targeted levels of performance with respect to performance objectives may be established at such levels and on such terms as the Committee in its discretion may determine, including but not limited to on an absolute basis, in relation to performance in a prior performance period, and/or relative to one or more peer group companies or indices, or any combination thereof, and performance objectives may be calculated without regard to extraordinary items.

The Committee may adjust awards as appropriate for partial achievement of goals or other factors, and may interpret and make necessary and appropriate adjustments to performance goals and the manner in which goals are evaluated.

In the case of awards previously granted to covered employees that were intended to be “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, performance objectives had to be established by the Committee (i) while the outcome for the performance period was substantially uncertain, and (ii) no more than 90 days after the commencement of the performance period to which the objectives related and before 25% of the relevant performance period had elapsed (or otherwise at such time and upon such terms as would, to the extent practicable, qualify the awards as “performance-based compensation” for purposes of Section 162(m)).

As soon as practicable after the end of a performance period, the Committee will determine whether performance goals for the period were met and, if so, at what level of achievement, under specific formulae established for the period. If performance goals are met, the Committee will determine the amount of each participant’s Target award that has been earned and will be paid. The maximum amount of awards that may be paid under the LTIP to any one participant in any one fiscal year may not exceed $3,000,000. The Committee has unilateral discretion to reduce or eliminate the amount of an award, including an award otherwise earned and payable under the LTIP. Also, commencing with awards granted for the 2019-2021 performance period, the Committee may cause future payments under an LTIP award to be forfeited, or require a participant to repay all or any portion of any previously paid award, under the circumstances described in the Committee’s “clawback” policy discussed above under the caption

“COMPENSATION DISCUSSION AND ANALYSIS – Incentive Compensation Clawback Policy.”

The Committee has discretion to determine whether awards will be paid or forfeited in the event of a participant’s termination of employment before the end of a performance period or prior to payment of such awards. If a participant dies, retires, becomes disabled, is assigned to a different position, is granted a leave of absence, or another similar event occurs, or if the participant’s employment is otherwise terminated (except for cause) by us during a performance period, a pro rata share of the participant’s award based on the period of actual participation may be paid to the participant, at the Committee’s discretion, after the end of the performance period if and to the extent that it would have become earned and payable had the participant’s employment status not changed.

Our Board of Directors may amend, discontinue or terminate the LTIP in whole or in part at any time, subject to shareholder approval of any amendments if required by applicable laws, rules or regulations and to participant consent if any such action may adversely affect any award earned and payable under the LTIP at that time. However, the Committee has unilateral authority to amend the LTIP and any award (without participant consent) to the extent necessary to comply with applicable laws, rules or regulations or changes to applicable laws, rules and regulations, as well as to reduce or eliminate an award. The Committee also may adjust or modify the terms of awards or performance objectives (i) in the event of a large, special and non-recurring dividend or distribution, recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, forward or reverse split, stock dividend, liquidation, dissolution or other similar corporation transaction, or in recognition of any other unusual or nonrecurring event or extraordinary item affecting us or our financial statements, or (ii) in response to changes in applicable laws and regulations, accounting principles and tax rates, or changes in business conditions or the Committee’s assessment of our business strategy. In addition, the Committee’s authority to grant awards and authorize payments under the LTIP does not restrict its authority, and the Board reserves the right, to grant compensation under other compensation plans or programs, grant discretionary bonuses, or otherwise pay compensation that is not deductible under Section 162(m), to any officers and employees.

On December 31, 2018, the 2016-2018 performance period ended, and during February 2019 payments were made to participants in the LTIP with respect to those three-year awards granted during 2016. The Threshold, Target and Stretch performance levels set by the Committee for those awards were TBV+D Growth Rates of 10.5%, 22.5% and 36.0%. After making positive adjustments as contemplated by the terms of the LTIP for the impact of intangible assets related to our three acquisitions during 2018 and for share repurchases during 2018, and negative adjustments for the impact of intangible assets related to previous acquisitions during 2015, 2016 and 2017, the Committee determined that our TBV+D Growth Rate for the 2016-2018 performance period resulted in an Applicable Percentage of 110.16% of Target awards, and payments were made to LTIP participants at that level. The amounts of those payments made to our NEOs are listed on the 2018 line of the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Information regarding all outstanding awards under the plan currently held by our NEOs is contained in the discussion under the caption “COMPENSATION DISCUSSION AND ANALYSIS – Long-Term Incentives.”

FCB-SC’s Long Term Compensation Plan

Prior to the Merger, FCB-SC had a Long Term Compensation Plan (the “LTCP”) under which discretionary bonuses were granted each year to selected salaried associates of FCB-SC and Bancorporation based on bank-wide and individual performance during the preceding year. No new grants have been or will be made under the LTCP following the Merger. However, before the Merger, FCB-SC’s board of directors approved grants which, subject to continued employment requirements as described below and other conditions, were payable on a deferred basis. In connection with the Merger, FCB agreed to assume FCB-SC’s obligation to make those deferred payments to eligible LTCP participants who fulfilled the conditions for awards under their previously-approved grants, including grants by FCB-SC to Mr. Nix and Mr. Bristow.

The amount of each associate’s award for each year was fixed at the time the grant was approved by FCB-SC’s board of directors. However, awards were not payable until the beginning of the third calendar year after the year in which the grants were approved, and payments were conditioned on, among other things, the associates’ continued employment until the December 31 preceding the payment. On December 31, 2016, the conditions were satisfied with respect to the final outstanding awards under the LTCP (for performance during 2013) and appropriate payments were made during 2017 to the former FCB-SC associates who held those awards, including to Mr. Bristow. No payment was made to Mr. Nix. Following the payment of those 2013 awards, no further awards remained outstanding and no further payments have been or will be made under FCB-SC’s LTCP.

The amount paid to Mr. Bristow for his 2013 award is listed on the 2016 line in the “Bonus” column of the Summary Compensation Table.

Retirement Benefits and Separation from Service Payments

We have two separate defined benefit pension plans (including a plan previously maintained by FCB-SC covering its former officers and employees) under which benefits are provided to plan participants following their retirement, and two separate Section 401(k) defined contribution plans under which plan participants may defer a pre-tax portion of their compensation for retirement and receive an employer matching contribution equal to a portion of their voluntary deferral. In connection with the Merger, FCB agreed to maintain and administer FCB-SC’s pension plan to provide benefits to its former officers and employees who were participants in that plan, including those who became FCB’s officers and employees. FCB-SC’s two Section 401(k) plans were merged into our two corresponding plans, and the plan accounts of FCB-SC’s employees became accounts under our plans.

In addition, FCB has separation from service agreements with certain of our executive officers, including certain former executive officers of FCB-SC who became officers of FCB and whose agreements with FCB-SC were assumed by FCB in connection with the Merger. Those agreements provide for payments to the officers or their beneficiaries for a period of ten years following their separation from service at specified ages or their deaths.

The following table provides information about benefits under the pension plans and the separation from service agreements for each of our NEOs.

PENSION BENEFITS

AND SEPARATION FROM SERVICE AGREEMENTS

Name	Plan Name (1)	Number of Years Credited Service (2)	Present Value of Accumulated Benefit (3)(4)	Payments During Last Fiscal Year
Frank B. Holding, Jr.	Pension plan	35	$1,284,141	$-0-
	Separation from service agreement	N/A	2,209,426	-0-
Craig L. Nix	Pension plan	19	506,864	-0-
	Separation from service agreement	N/A	397,218	-0-
Hope H. Bryant	Pension plan	32	1,243,159	-0-
	Separation from service agreement	N/A	799,230	-0-
Peter M. Bristow	Pension plan	27	927,419	-0-
	Separation from service agreement	N/A	735,232	-0-
Edward L. Willingham IV	Pension plan	31	1,709,825	-0-
	Separation from service agreement	N/A	1,281,073	-0-
(1)

Mr. Holding, Mrs. Bryant and Mr. Willingham are participants in and entitled to benefits under FCB’s pension plan, and they are parties to separation of service agreements with FCB. Mr. Nix and Mr. Bristow are participants in and entitled to benefits under the pension plan previously provided by FCB-SC which FCB agreed to maintain and administer following the Merger in order to continue to provide benefits to the former officers and employees of Bancorporation and FCB-SC who were participants in that plan. Mr. Nix’s and Mr. Bristow’s separation from service agreements were originally entered into with FCB-SC and were assumed by FCB in connection with the Merger.

(2)	Years of credited service under the pension plans are as of December 31, 2018. Payments under the separation from service agreements are not determined on the basis of years of credited service.
(3)

The amounts shown for the pension plans reflect the actuarial present value of each officer’s accumulated benefit as of December 31, 2018. Those amounts were determined using the same interest rate and mortality rate assumptions as were used for purposes of calculating our liability for future payments in our consolidated financial statements. We used a discount rate of 4.38%, and we assumed that each officer will remain an active employee until, and will retire at, normal retirement age under the plans (65), and that each officer will elect to receive benefits based on a single life annuity. No pre-retirement decrements were applied.

(4)

The amounts shown for the separation from service agreements reflect the present values, as of December 31, 2018, of future payments to be made under those agreements. Those amounts were determined using the same assumptions as were used for purposes of calculating our liability for future payments under the agreements in our consolidated financial statements. We used a discount rate of 4.38%, and the monthly payment amounts called for by each officer’s agreement (as in effect on December 31, 2018) that would be made to him or her (or his or her beneficiary) in the future over the ten-year payment term that begins six months and one week following separation from service at the officer’s agreed-upon age or his or her death. In calculating those amounts, we assumed that each officer will remain an active employee until, and the officer’s payments will begin after, the age specified in his or her agreement. As described in the discussion of these agreements under the heading “COMPENSATION DISCUSSION AND ANALYSIS,” amounts of payments generally are calculated as a percentage of the officers’ base salaries at the time their agreements are approved and, from time to time, the agreements may be amended to adjust payment amounts (to reflect increases in the officers’ base salaries) and the percentages of base salary used in the computation. The monthly payment amounts provided for under the named officers’ agreements as of December 31, 2018 were as follows: Mr. Holding—$33,056; Mr. Nix—$9,240; Mrs. Bryant – $12,875; Mr. Bristow—$13,451; and Mr. Willingham—$14,263.

The pension plans, Section 401(k) plans and separation from service agreements are described below, and further information about them is provided in the discussion under the heading “COMPENSATION DISCUSSION AND ANALYSIS.”

Pension Plans. FCB’s two defined benefit pension plans include its original plan and the plan previously provided by FCB-SC for its employees. In connection with the Merger, FCB agreed to maintain and administer FCB-SC’s plan to continue to provide pension benefits for FCB-SC’s former officers and employees who were participants in that plan. The terms of the two plans are very similar. Each plan is a non-contributory final average pay plan. Monthly retirement benefits under the pension plans are computed as straight life annuities beginning at age 65 and are not subject to deductions for Social Security benefits or any other offset amounts. Normal retirement age under the plans is the later of age 65 or completion of five years of service. Under FCB’s plan, early retirement is permitted for participants who have reached age 50 with at least 20 years of service, or age 55 with at least 15 years of service, while under FCB-SC’s plan participants qualify for early retirement when they reach age 50 with at least 15 years of service, or age 55 with at least 10 years of service.

As described under the heading “COMPENSATION DISCUSSION AND ANALYSIS,” participants in FCB’s and FCB-SC’s pension plans include only those eligible employees who were hired on or before specified dates during 2007 when FCB and FCB-SC restructured their respective pension plans and Section 401(k) plans. Participants in each of the pension plans on those dates could choose to continue to participate in their respective pension plan and “legacy” Section 401(k) plan, or they could choose to participate in an “enhanced” Section 401(k) plan. If they chose the enhanced Section 401(k) plan, they would continue to be participants in the pension plan, but their accrued pension plan benefit service was frozen and no further benefits would accrue.

Under both pension plans, a participant’s benefit is based on his or her:

●

“average monthly compensation,” which is the participant’s highest average monthly covered compensation for any five consecutive plan years of service within the last ten completed years of service prior to retirement;

●

in the case of participants who chose to continue in the pension plans and legacy Section 401(k) plans, years of “creditable service,” which is the number of calendar years in which the participant completes 1,000 or more hours of service; and

●

“covered compensation,” which is the average of the participant’s Social Security taxable wage base for each year during the 35-year period ending with the year in which the employee attains Social Security retirement age.

We do not grant extra years of service to participants under either pension plan for purposes of calculating benefits.

A participant’s annual compensation covered by the plans includes base salary, overtime, and any regular bonuses. However, under the Internal Revenue Service’s regulations, the maximum amount of covered compensation considered for 2018 in determining a participant’s benefit was $275,000.

A participant’s normal monthly benefit amount following retirement will be equal to:

●	1.2% of average monthly compensation multiplied by total plan years of service, not to exceed 35 years if hired on or after January 1, 2005, or 40 years if hired before that date; plus

●	0.65% of average monthly compensation in excess of one-twelfth of covered compensation multiplied by total plan years of service, not to exceed 35 years.

The maximum annual benefit that could be paid to a retiring participant under either plan during 2018 was $220,000. Participants may elect to receive retirement benefits in a joint and survivor annuity rather than a single life annuity. In those cases, the amount of the annual retirement benefit will be actuarially reduced. In cases of early retirement, a participant’s annual retirement benefit is actuarially reduced by 5.0% for each year of the first twelve years, and 3.0% for each of the next three years, by which the starting date of the early retirement benefit precedes the participant’s normal retirement date, unless the participant elects to defer receipt of benefits until he or she reaches age 65. In the case of participants whose employment continues after age 65, the annual retirement benefit calculated at normal retirement date, as well as the maximum permitted benefit amount, is actuarially increased to reflect the continuing accrual of benefits during their extended employment and the projected reduction in the number of their benefit payments.

On December 31, 2018, Mr. Holding, Mrs. Bryant, Mr. Bristow and Mr. Willingham were eligible for early retirement under the pension plans.

Non-Qualified Separation from Service Agreements. Under separation from service agreements between FCB and certain of our executive officers, including Mr. Holding, Mrs. Bryant and Mr. Willingham, payments will be made to each officer for a period of ten years following a separation from service that occurs no earlier than a specified age. Mr. Nix and Mr. Bristow are parties to substantially similar agreements which were originally entered into between them and FCB-SC and which FCB assumed in connection with the Merger. The benefits provided under the agreement with Mr. Holding, Mrs. Bryant and Mr. Willingham vest at age 65 (or an earlier agreed-upon age). Under the agreements with Mr. Nix and Mr. Bristow, payments will be made following a termination of employment no later than the month in which they reach age 65 or following such other termination as shall be agreed upon. However, no payments are made under any of the agreements until there is a separation from service. In return for payments under the agreements, each officer is obligated to provide limited consultation services to, and not to compete against, FCB during the payment period.

Payments under each agreement begin six months and one week following separation from service. If an officer dies prior to separation from service, or during the payment period following separation from service, the payments under his or her agreement will be made to the officer’s designated beneficiary or estate. Except in the case of death, there are no automatic early vesting rights, and FCB may terminate an officer’s agreement at any time prior to the vesting date. If an officer’s agreement is terminated, or the officer’s employment terminates before the age provided in his or her agreement, or another date agreed to by FCB, for any reason other than death, all rights under his or her agreement will be forfeited. However, based on facts and circumstances, the Compensation, Nominations and Governance Committee may recommend, and our Board of Directors may approve, an immediate vesting of an officer’s rights under his or her agreement. The agreements do not include any change in control or “golden parachute” provisions or provide for any non-cash benefits.

Amounts of payments provided for in the agreements with our NEOs are described in the footnotes to the “PENSION BENEFITS AND SEPARATION FROM SERVICE AGREEMENTS” table above.

Section 401(k) Plans. As described in the discussion under the heading “COMPENSATION DISCUSSION AND ANALYSIS,” our legacy and enhanced Section 401(k) plans both are defined contribution plans that provide vehicles for employees to voluntarily defer a pre-tax portion of their compensation for retirement and receive an employer matching contribution on a portion of the maximum voluntary deferral. Our associates, and FCB-SC’s associates who became our employees in connection with the Merger, are participants in one of the two Section 401(k) plans, depending on elections they made when we and FCB-SC restructured our respective pension plans and Section 401(k) plans during 2007. In the case of associates who elected to participate in the enhanced Section 401(k) plans, account balances under the legacy plans were transferred to the associates’ accounts under our and FCB-SC’s enhanced plans. Associates who were hired after the plans were restructured may participate only in the enhanced plan. Currently, newly-hired associates become eligible to participate for purposes of their own voluntary contributions after one full month of employment, and they become eligible to receive employer matching contributions following one full year of employment. In connection with the Merger, FCB-SC’s two similar Section 401(k) plans were merged into our corresponding legacy or enhanced plan, and the plan accounts of FCB-SC’s employees became accounts under our plans.

The maximum 2018 voluntary deferral was $18,500 for a participant under the age of 50, and $24,500 for a participant age 50 or older. Under the legacy Section 401(k) plan, FCB makes a matching contribution to each participant’s account equal to 100% of the first 3%, and 50% of the next 3%, of the participant’s compensation that he or she defers, up to and including a maximum matching contribution of 4.5% of the participant’s eligible compensation, but not more than $12,375. Under the enhanced plan, FCB makes a matching contribution to each participant’s account equal to 100% of up to 6% of the participant’s compensation that he or she defers. In addition, following the close of each plan year, FCB makes a profit-sharing contribution under the enhanced plan to each eligible participant’s account equal to 3% of the participant’s eligible compensation, without regard to the amount of the participant’s voluntary deferrals. During 2018 the maximum matching contribution under the enhanced Section 401(k) plan was $16,500, and the maximum profit-sharing contribution was $8,250.

Eligibility requirements for participation and matching contributions, as well as investment opportunities, are the same in both the legacy and enhanced Section 401(k) plans.

FCB’s Section 401(k) matching contributions during 2018 for the accounts of Mr. Holding, Mr. Nix, Mrs. Bryant, Mr. Bristow and Mr. Willingham are included in the “All Other Compensation” column of the Summary Compensation Table and are listed for each officer in a footnote to that table. Each of them is a participant in FCB’s legacy 401(k) plan, so they did not receive the profit sharing contributions that were made to the accounts of participants in the enhanced 401(k) plan.

Non-Qualified Deferred Compensation

With the exception of FCB’s qualified Section 401(k) plans discussed above, we have not previously had any deferred compensation plans under which executive officers could defer receipt of any portion of their salaries and other compensation. However, FCB-SC maintained two unfunded, nonqualified deferred compensation plans in which various officers of Bancorporation and FCB-SC were participants. In connection with the Merger, FCB agreed to assume, pay interest on and distribute the accounts of plan participants under both plans as they existed when the Merger was completed during October 2014 and in accordance with the plan terms. Participants may not make any further deferrals under the plans, and FCB does not make any contributions to the plans. Mr. Nix and Mr. Bristow have accounts under both plans.

The following table provides information regarding Mr. Nix’s and Mr. Bristow’s accounts under the plans.

NONQUALIFIED DEFERRED COMPENSATION

Name	Plan Name (1)	Executive Contributions in Last Fiscal Year (2)	Our Contributions in Last Fiscal Year (3)	Aggregate Earnings in Last Fiscal Year (4)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End (5)
Craig L. Nix	Deferred Compensation Plan	$-0-	$-0-	$7,211	$-0-	$91,899
	409A Deferred Compensation Plan	-0-	-0-	39,284	-0-	500,616
Peter M. Bristow	Deferred Compensation Plan	-0-	-0-	29,901	-0-	381,050
	409A Deferred Compensation Plan	-0-	-0-	72,840	-0-	928,246
(1)	The Deferred Compensation Plan was replaced by the 409A Deferred Compensation Plan.
(2)	No additional deferrals may be made under either plan.
(3)

Although the plans permitted employer contributions, FCB-SC did not make contributions to the officers’ plan accounts prior to the Merger, and FCB has not made any contributions to their accounts and will not make contributions in the future.

(4)

The listed amounts include interest credited to the officers’ plan accounts by FCB during 2018. Of those amounts, an aggregate of $15,142 for Mr. Nix, and $29,448 for Mr. Bristow, is considered to be “above market,” and those amounts are included in their respective amounts listed in the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column of the Summary Compensation Table. Those “above-market” amounts reflect the portions of total interest FCB credited to the officers’ accounts during 2018 that exceed the amounts that would have been accrued at a rate equal to 120% of the “applicable federal rates,” as set by the Internal Revenue Service, in effect at the time the fixed interest rate at which interest actually is accrued on each account was set.

(5)

The listed amounts reflect the balances credited to Mr. Nix’s and Mr. Bristow’s accounts at December 31, 2018. Of those amounts, aggregates of $42,054 for Mr. Nix and $81,850 for Mr. Bristow represent interest credited to their respective accounts during years prior to 2018 that were previously included in their compensation in the Summary Compensation Tables contained in our proxy statements for those years.

The two plans include FCB-SC’s original Deferred Compensation Plan which was frozen effective December 31, 2004, and a new 409A Deferred Compensation Plan which replaced the frozen plan. The terms of the plans continue to govern the accounts of participants as they existed at the time of the Merger. Each of the plans permitted participants to defer up to 10% of their “compensation” (as defined in the plans) each year. Deferred amounts were credited to unfunded accounts on FCB-SC’s books, and interest was accrued on the accounts at a fixed or floating rate, as elected by the participants when they first became participants. Mr. Nix’s and Mr. Bristow’s accounts under both plans accrue interest at the 8.20% fixed contract rate that was provided for by each plan at the time they became participants.

Participants’ plan accounts will be paid out upon their retirement, and participants could elect to be paid in a lump sum or in an annuity of five, ten, 15 or 20 years. If a participant dies before or after payments commence, payments will be made to the participant’s designated beneficiary in the manner elected by the participant, or if no election was made, in a lump-sum payment. If a participant terminates employment for reasons other than retirement, the participant’s plan accounts will be paid in a lump sum. In the event of an unforeseen emergency, at a participant’s request a distribution of all or part of the participant’s accounts may be made in the discretion of the plan administrator, subject to applicable law.

The portions of the total amounts of interest we credited to each officer’s accounts during 2018 which is considered to be “above market” are quantified in the footnotes to the table above and are included in their respective amounts in the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column of the Summary Compensation Table.

Potential Payments upon Termination of Employment

The only contracts, agreements, plans or arrangements under which payments or other benefits will be made or provided to any of our NEOs in connection with a termination of their employment or a change in their responsibilities are:

●

FCB’s pension plans and Section 401(k) plans which cover all of our and FCB’s eligible officers and employees, and FCB-SC’s two nonqualified deferred compensation plans under which Mr. Nix and Mr. Bristow have accounts;

●	the separation from service agreements under which payments will be made following an officer’s separation from service after a specified age or his or her earlier death while still employed;

●

provisions of FCB’s LTIP under which, if a participant dies, retires, becomes disabled, or if the participant’s employment is terminated by FCB other than for cause before a previously granted award becomes payable, a pro rata share of the award may be paid, at the Committee’s discretion, after the end of the performance period if and to the extent that the award would have become earned and payable had the participant’s employment status not changed; and

●	FCB’s group insurance plans under which disability and death benefits are provided to all of our and FCB’s eligible officers and employees.

There are no agreements with any of our NEOs or other executive officers under which payments would be made as a result of a change in control of our company or FCB.

Payments and benefits under the pension plans, Section 401(k) plans, separation from service agreements, LTIP, and nonqualified deferred compensation plans, are described in the discussions above. An employee’s death benefit under FCB’s group life insurance plans equals the employee’s annual base salary rate, with a maximum benefit of $600,000.

Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of the SEC’s Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our associates (i.e., our employees) and the annual total compensation of our Chairman and Chief Executive Officer, Frank B. Holding, Jr. (our “CEO”).

For 2018:

●	the annual total compensation of our “median associate” was $61,193, and

●	our CEO’s annual total compensation, as reported for 2018 in the “Total” column of the Summary Compensation Table included in this proxy statement, was $2,808,424.

Based on this information, for 2018 the ratio of the annual total compensation of our CEO to the annual total compensation of our median associate was 46:1. That “pay ratio” is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

We initially selected our median associate on November 30, 2017. As of that date, our associate population (excluding our CEO) consisted of a total of approximately 6,790 permanent full-time and part-time associates and temporary and seasonal associates. From that population, we identified our median associate for 2017 using a consistently applied compensation measure described below.

●

We compared the aggregate amounts of associates’ 2017 compensation through November 30, 2017 (including salary, wages, overtime pay, commissions, bonuses, incentives and certain other compensation), and our matching contributions to 401(k) plan accounts, together with the amounts of our most recent annual profit-sharing contributions (made in 2017 for 2016) to the accounts of those associates who are participants in our enhanced 401(k) plan, all as reflected in our payroll records. For associates who were hired after January 1, 2017, we considered them as having been employed at their salary or wage rates for the entire eleven-month period. We did not make any cost-of-living adjustment in any associate’s compensation.

●

For those associates who are participants in our defined benefit pension plans, we applied an estimate of the average change in the actuarial present values of their accumulated pension plan benefits for 2017.

●

We then identified the median associate for 2017. That associate’s annual total compensation, calculated in the manner required by Item 402(c)(2)(x) of Regulation S-K, would have included significant changes in the actuarial present value of accumulated pension benefits that we believe presented an anomalous compensation total when compared to our overall associate population (which included associates who were not participants in a defined benefit pension plan). As a result, we chose as our “median associate” an individual whose aggregate compensation, measured as described above, was substantially the same as that of the first individual, but who was not a participant in a defined benefit pension plan and, therefore, would not be affected by increases and decreases in pension values that we believe do not represent true compensation. Our 2017 pay ratio disclosed in our proxy statement for our 2018 Annual Meeting was based on a comparison of our CEO’s 2017 annual total compensation to that original median associates’ 2017 annual total compensation.

●

For 2018, we reviewed our associate population and compensation arrangements for our associates and believe there have been no changes that would significantly affect our pay ratio disclosure. Our review excluded 155 individuals (as compared to approximately 6,790 individuals included in our 2017 associate population) who became associates of FCB in connection with its acquisitions of three small banks during 2018, some of whom are no longer employed. During 2018, the original median associate selected as of November 30, 2017 as described above resigned from employment with us. As a result, for purposes of the calculation of our pay ratio for 2018, we selected a substitute median associate whose 2017 compensation was substantially similar to that of the original median associate based on the compensation measures described above.

After we selected our substitute median associate, we determined the amount of that associate’s 2018 annual total compensation listed above in the same manner as we determined our CEO’s annual total compensation disclosed in the “Total” column of our Summary Compensation Table included in this proxy statement.

Compensation Committee Interlocks and Insider Participation

Calvin B. Koonce, Jr., who is a relative of our director and Compensation, Nominations and Governance Committee member Victor E. Bell III, is employed by FCB in a non-executive officer position. During 2018, Mr. Koonce’s aggregate compensation amounted to $139,820 (including FCB’s contributions to our Section 401(k) plan for his account, but excluding other normal benefits provided to all employees). Our Audit Committee reviewed and approved the terms of his employment relationship for 2018 and will continue to do so annually.

DIRECTOR COMPENSATION

The following table lists compensation paid to our non-employee directors for their services during 2018 as members of our and FCB’s Boards of Directors. Directors who serve as our or FCB’s officers or employees do not receive any compensation for their services as directors.

2018 DIRECTOR COMPENSATION

Name (1)	Fees Earned or Paid in Cash	All Other Compensation (2)		Total
John M. Alexander, Jr.	$119,500	$ -0-		$119,500
Victor E. Bell III	130,000	-0-		130,000
H. Lee Durham, Jr.	181,000	-0-		181,000
Daniel L. Heavner	126,000	-0-		126,000
Robert R. Hoppe	146,000	-0-		146,000
Floyd L. Keels	116,500	-0-		116,500
Robert E. Mason IV	115,500	-0-		115,500
Robert T. Newcomb	165,000	-0-		165,000
James M. Parker	120,500	293,190 (	3)	413,690
(1)

Frank B. Holding, Jr., Hope H. Bryant and Peter M. Bristow are not listed in the table. Each of them served as a director for 2018, but each was compensated as an executive officer of FCB and received no additional compensation for services as a director. Mr. Parker served as a director during 2018 and retired effective December 31, 2018.

(2)

From time to time our directors may receive or be deemed to have received personal benefits from FCB. FCB’s aggregate incremental cost associated with personal benefits received during 2018 by each of our directors listed in the table did not exceed $10,000 and, for that reason, no amount for personal benefits is included for any of them in the “All Other Compensation” column in the table. Our non-employee directors also are covered under a directors and officers liability insurance policy provided by FCB, and by a travel, accident and kidnapping insurance policy provided by FCB that covers all of our and FCB’s officers, employees and directors.

(3)

During January 2011, Mr. Parker retired from active employment as our and FCB’s Vice Chairman. As described under the heading “COMPENSATION DISCUSSION AND ANALYSIS,” FCB has non-qualified separation from service agreements with certain of our current and former executive officers which provide for payments to the officers following their separation from service at agreed upon ages. In addition to distributions of benefits under our defined benefit pension plan, following his 2011 retirement Mr. Parker began receiving payments aggregating $24,433 per month for a period of ten years under his separation from service agreements. Mr. Parker retired from the Board effective December 31, 2018.

The following table describes our standard schedule of fees under which compensation has been paid to non-employee directors during their one-year terms of office following our 2018 Annual Meeting.

Description	Amount
Annual retainer paid to each director	$90,000
Annual retainer paid to the Chairman of our Compensation, Nominations and Governance Committee	12,500
Annual retainer paid to the Chairman of our Risk Committee	12,500
Annual retainer paid to our Audit Committee Financial Expert (who also serves as Chairman of our Audit Committee)	40,000
Annual retainer paid to our Lead Independent Director	25,000
Fee for attendance in person at meetings of our and FCB’s Boards	2,500
Fee for attendance in person at meetings of our and FCB’s Board committees	1,500
Fee for attendance via teleconference at meetings of our and FCB’s Boards and/or committees	1,000

The separate annual retainers paid to Chairmen of the various committees, to the audit committee financial expert (who serves as Chairman of our Audit Committee), and to the Lead Independent Director, are in recognition of the additional time, duties and responsibilities required by those positions. Attendance fees are paid for each Board and committee meeting attended by directors, regardless of whether the meeting is held on the same day as other meetings. However, only one meeting fee is paid for attendance at a joint meeting of our and FCB’s Boards or a joint meeting of two separate committees. Directors are reimbursed for their expenses in attending Board and committee meetings. For their one-year terms of office following our 2019 Annual Meeting, the annual retainer paid to our outside directors will increase to $100,000, while all other amounts in the fee schedule above will remain the same.

TRANSACTIONS WITH RELATED PERSONS

Our Policy

Our Board of Directors has adopted a written policy under which our Audit Committee, on an ongoing basis, reviews and approves certain transactions, arrangements or relationships in which we or FCB, or any of our or FCB’s subsidiaries, are a participant and in which any of our “related persons” has a material interest. Our related persons include our directors, nominees for election as directors, executive officers, beneficial owners of more than 5% of a class of our voting stock, and members of the immediate family of one of those persons.

Except as described below, the policy covers:

●

transactions, arrangements or relationships, or series of transactions, arrangements or relationships, in which we or FCB, or any of our or FCB’s subsidiaries, are or will be a participant and in which the dollar amount involved exceeds or will exceed an aggregate of $120,000 (including all periodic installments in the case of any agreement which provides for periodic payments) and in which one of our related persons has or will have a direct or indirect material interest (in general, transactions that are required to be disclosed in our proxy statements under rules of the SEC); and

●

charitable contributions or gifts, or series of charitable contributions or gifts (whether in cash or in-kind in the form of property or services), by us or FCB, or any of our or FCB’s subsidiaries, to any eleemosynary or other non-profit organization in which a related person is a director or executive officer (other than a non-management director or advisory director) or is known to have some other material relationship and in which the aggregate dollar amount involved exceeds or will exceed (including periodic installments, and all other such contributions made during the same year) the greater of $200,000 or 5% of that organization’s gross revenues for the current year.

The transactions covered by the policy generally include loans, but the policy does not cover loans made by FCB in the ordinary course of its business that are subject to banking regulations relating to “insider loans.” The policy also does not cover compensation paid to our executive officers, or to an immediate family member of a related person, that has been reviewed and approved, or recommended to our Board of Directors for approval, by our Compensation, Nominations and Governance Committee. Transactions and relationships in the ordinary course of FCB’s business involving its provision of services as a depositary of funds, or similar banking or financial services or customer relationships, are not required to be approved by the Audit Committee. However, it has directed FCB’s Chief Compliance Officer to review and monitor those transactions and relationships with our related persons on an ongoing basis and make periodic reports to the Committee.

Individual transactions under ongoing relationships in which we or FCB regularly obtain products or services from related persons in connection with our business operations are not required to be separately approved. Rather, the Committee approves the entry into any new relationships and then monitors those relationships on an ongoing basis. Similarly, in the case of the ongoing relationships described below under the caption “Related Person Transactions During 2018” under which FCB has provided various operations, data processing and other business services to the named banks under multi-year service agreements, the Committee approves the entry into any new agreement, or the renewal of any existing agreement. However, during the terms of the agreements, the Committee is not required to pre-approve the periodic addition, deletion or modification of services, or pricing or other changes, under the agreements. FCB’s Chief Compliance Officer reviews and evaluates all such proposed individual changes and reports those actions to the Committee, and the Committee then may approve, modify or rescind any such change.

In its review of related person transactions or charitable gifts, the policy provides that the Committee should exercise independent judgment and should not approve any proposed transaction or charitable gift unless and until it has concluded to its satisfaction that the transaction or gift:

●	has been or will be agreed to or engaged in on an arm’s-length basis;

●	is or will be on terms that are fair and reasonable to us or FCB; and

●	is in our or FCB’s best interests.

Related Person Transactions During 2018

FCB has had, and expects to have in the future, banking transactions in the ordinary course of its business with certain of its and our current directors, nominees for director, executive officers, principal shareholders, and other related persons. All loans included in those transactions during 2018 were made in the ordinary course of FCB’s business on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time the loans were made for comparable transactions with persons not related to us or FCB, and those loans did not involve more than the normal risk of collectability or present other unfavorable features. On December 31, 2018, the aggregate outstanding balance of loans and leases to our and FCB’s directors and officers and business and other entities they control was approximately $199,000 and FCB had an aggregate of approximately $4.3 million in unfunded loan commitments to those persons (in each case exclusive of outstanding and available balances on credit card lines of $15,000 or less and overdraft checking lines of $5,000 or less).

For a number of years FCB provided item and account processing, statement rendering, network related support, and various other related bank operations services in the ordinary course of its business to a number of other banks. Those services were substantially terminated during 2012 and 2013. However, in the ordinary course of its business, FCB continues to provide many of its former “client banks,” including The Fidelity Bank, Fuquay-Varina, North Carolina (“Fidelity”), and Southern Bank and Trust Company, Mount Olive, North Carolina (“Southern”), with access to systems and limited support services to facilitate their research and retrieval of electronically stored account records, statements, reports and documents that continue to reside on systems maintained by FCB, and it serves as trustee of Fidelity’s and Southern’s pension and Section 401(k) plans. FCB issues credit cards to Southern’s customers, and it issues business credit cards to Southern’s employees under an aggregate credit line of $4 million that may be used only for employee business-related expenses and on which payments of outstanding balances are due monthly. Until late 2018, as a convenience to FCB’s customers, FCB had an arrangement for Southern to cash payroll checks drawn on FCB accounts at locations where FCB did not have a banking office and for which FCB paid Southern’s check-cashing fees that otherwise would have been charged to the holders of the checks. Amounts billed to Fidelity and Southern for all services provided to them during 2018 totaled approximately $212,000 and $673,000, respectively, and FCB paid to Southern an aggregate of approximately $44,000 in check-cashing fees under the above arrangement.

Hope H. Bryant, our Vice Chairman, currently serves as a director of both Fidelity and Southern and their respective parent companies, and she and members of her family, including our Chairman and Chief Executive Officer, Frank B. Holding, Jr., and our President, Peter M. Bristow, are principal shareholders of the parent companies of those banks. As a result, we historically have considered transactions with Fidelity and Southern to be covered by the Board’s transaction approval policy, and our Audit Committee reviews and approves FCB’s new service agreements, and monitors FCB’s ongoing relationships, with each of Fidelity and Southern. Under our policy, individual transactions under, or changes (such as changes in services or pricing) in, those service agreements are reviewed and evaluated by FCB’s Chief Compliance Officer and reported to the Committee. The Committee’s normal review and approval process will continue to apply to any relationships or transactions with Fidelity or Southern.

During 2018, we purchased 100,000 shares of our outstanding Class A common, at a price of $465 per share, from Ella Ann Holding, as trustee of her revocable trust. Mrs. Holding is one of our principal shareholders and is the mother of our Chairman and Chief Executive Officer, Frank B. Holding, Jr., and our Vice Chairman, Hope H. Bryant. Prior to the Board’s approval of the transaction, it was reviewed and approved by the Audit Committee, which concluded that the terms of the transaction were fair and reasonable to us. In its consideration of the transaction, in addition to independent legal counsel, the Audit Committee consulted with an independent investment banking firm which assisted the Committee in its analysis of the transaction and its determination of the transaction terms, including price.

In up fitting new office spaces and refurbishing existing spaces in the ordinary course of FCB’s business, among other interior decorating firms, FCB uses the services of Claire Bristow Interiors, which is owned and operated by Claire H. Bristow, one of our principal shareholders who is the spouse of our President, Peter M. Bristow, and the sister of our Chief Executive Officer, Frank B. Holding, Jr., and our Vice Chairman, Hope H. Bryant. Mrs. Bristow’s firm provides services to FCB at a below-market rate and acquires furnishings and fixtures for FCB at wholesale or discounted prices. During 2018, FCB paid an aggregate of $34,217 for the firm’s services (including fees, expenses and sales taxes) and an aggregate of $122,139 for furnishings and fixtures (including shipping costs) purchased through the firm. The Audit Committee reviews and approves FCB’s relationship with Mrs. Bristow’s firm annually.

Additional information regarding related person transactions is contained under the caption “EXECUTIVE COMPENSATION –Compensation Committee Interlocks and Insider Participation.”

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

Directors and Executive Officers

The following table describes the beneficial ownership of our Class A Common and Class B Common on the Record Date by our current directors, nominees for election as directors, and our NEOs whose compensation is disclosed in the Summary Compensation Table above, individually, and by all of our current directors and executive officers as a group. For purposes of the table, we consider a director or executive officer to “beneficially own” shares held in his or her name, or in the name of any other person or entity, if the director or officer either directly, or indirectly through some agreement, arrangement, understanding or relationship, has or shares the right to vote or dispose of the shares, or to direct the voting or disposition of the shares. As a result, the same shares may be “beneficially owned” by more than one person. As described in footnotes to the table, portions of the shares listed as beneficially owned by certain of the directors and executive officers in the table also are listed as beneficially owned by others named in the table. However, those shares are only counted once in the total numbers of shares beneficially owned by all directors and executive officers as a group.

	Beneficial Ownership
	Class A Common			Class B Common
Name of Beneficial Owner	Number of Shares		Percentage of Class (1)	Number of Shares		Percentage of Class (1)	Percentage of Total Votes (1)
John M. Alexander, Jr.	1,227		0.01%	68		0.01%	0.01%
Victor E. Bell III	11,238	(2)	0.11%	4,925	(2)	0.49%	0.34%
Peter M. Bristow	459,387	(3)	4.38%	117,052	(3)	11.64%	8.77%
Hope H. Bryant	492,779	(4)	4.69%	171,919	(4)	17.10%	12.20%
H. Lee Durham, Jr.	650		0.01%	100		0.01%	0.01%
Daniel L. Heavner	640		0.01%	-0-		—	*
Frank B. Holding, Jr.	507,945	(5)	4.84%	183,836	(5)	18.29%	12.98%
Robert R. Hoppe	200		*	-0-		—	*
Floyd L. Keels	112		*	-0-		—	*
Robert E. Mason IV	350		*	200		0.02%	0.01%
Robert T. Newcomb	750		0.01%	-0-		—	*
Craig L. Nix	243	(6)	*	-0-		—	*
Edward L. Willingham IV	40	(7)	*	-0-		—	*
All current directors and executive officers as a group (20 persons)	1,421,729	(8)	13.54%	441,375	(8)	43.91%	31.92%
(1)

“Percentage of Class” reflects each individual’s and the group’s listed shares as a percentage of the total number of outstanding shares of that class of stock on the Record Date . “Percentage of Total Votes” reflects the aggregate votes represented by each individual’s and the group’s listed shares of both classes as a percentage of the aggregate votes represented by all outstanding shares of our voting securities on the Record Date. An asterisk indicates less than .01%.

(2)

Includes an aggregate of 7,182 shares of Class A Common and 4,925 shares of Class B Common held by various entities and as to which shares Mr. Bell may be considered to exercise shared voting and investment power.

(3)	Mr. Bristow’s beneficial ownership is described in the table and footnotes below under the caption “Principal Shareholders.”
(4)	Mrs. Bryant’s beneficial ownership is described in the table and footnotes below under the caption “Principal Shareholders.”
(5)	Mr. Holding’s beneficial ownership is described in the table and footnotes below under the caption “Principal Shareholders.”
(6)	Includes 243 shares of Class A Common as to which Mr. Nix may be considered to exercise shared voting and investment power.
(7)

Includes 10 shares of Class A Common as to which Mr. Willingham may be considered to exercise shared voting and investment power. Mr. Willingham disclaims beneficial ownership of 10 of the listed shares of Class A Common which are held by his spouse.

(8)

In the aggregate, individuals included in the group may be considered to exercise shared voting and investment power as to 407,500 shares of Class A Common and 160,748 shares of Class B Common. As described in the table and footnotes below under the caption “Principal Shareholders,” certain shares are included in the numbers of shares listed in the table above for each of Mrs. Bryant and Mr. Holding, but they are included only once in the total shares listed for the group.

Hedging Policy

Our hedging policy prohibits our directors and executive officers from hedging any shares of our common stock. For purposes of the prohibition, a “hedge” means any financial instrument, derivative transaction or trading strategy designed to hedge or offset any decrease in the market value of our stock, such as a covered call, collar, prepaid variable forward sale contract, equity swap, exchange fund or similar transaction.

Pledging Policy

Our pledging policy originally was adopted in 2014 and was amended and restated during 2017 to provide for (i) a more formal process for the Audit Committee’s review of requests for exceptions under the policy, and (ii) the monitoring of outstanding pledge arrangements, including “grandfathered” pledges.

General Prohibition on Pledging by Directors and Officers. Our pledging policy prohibits any director or executive officer from pledging any shares of our common stock that he or she owns and controls. Pledges that existed on the date the policy was originally adopted are “grandfathered” and those shares may continue to be pledged until they are finally released pursuant to those pledge arrangements (as those arrangements may be amended, extended or modified). However, the pledging policy provides that those grandfathered pledges be reviewed at least annually.

Criteria and Process For Granting Exceptions. The policy permits our Audit Committee to grant an exception to the pledging policy to a director or executive officer who desires to pledge shares of our common stock if the Committee determines to its satisfaction that the proposed pledge arrangement is not reasonably likely to pose a material risk to our company and the market for our common stock. While the Audit Committee does not currently anticipate that any directors and officers would seek a new exception from the policy, the Committee determined to formalize its process of reviewing and monitoring exceptions.

In making its determination on a request for an exception, the policy provides that the Committee shall consider factors that it considers relevant, which may include:

●	historical information regarding existing and prior pledge arrangements;

●	the number of pledged shares, including in relation to:

●	the total number of outstanding shares of our common stock;

●	the total number of shares held by the director or executive officer; and

●	the director’s or executive officer’s total assets;

●	the market value, volatility and trading volume of our common stock;

●	the financial capacity of the director or executive officer to repay the loan without resort to the pledged stock;

●	the loan-to-value ratio in the proposed pledge arrangement;

●	the nature of any other collateral in the proposed pledge arrangement;

●	the material terms of the proposed pledge arrangement; and

●	the procedural safeguards to foreclosure, such as notice periods and the ability to substitute collateral.

The policy requires a director or executive officer requesting an exception to submit the request in writing, with information addressing the factors listed above, and to supply any supporting documentation the Audit Committee requests. A request for an exception must be submitted with sufficient advance notice to enable the Committee to fully consider the request.

No Pledging of Equity Compensation Shares. Our pledging policy prohibits the Audit Committee from approving an exception for a pledge of shares granted to a director or executive officer as compensation. While we currently have no equity-based compensation plans under which directors or executive officers receive compensation in the form of shares of our common stock, the prohibition would apply to any future grants.

Monitoring of Pledging Arrangements. The policy provides that the Audit Committee will review all outstanding pledging arrangements annually (or more frequently where circumstances warrant). As of the date of this proxy statement, the only outstanding pledging arrangements are the grandfathered pledges.

If the Audit Committee determines, based on any new facts or changed circumstances, that the continuation of any pledge arrangement established through an exception (which does not include the grandfathered pledges) is reasonably likely to pose a material risk to us and the market for our common stock, then the Committee or its designee and the director or executive officer will work cooperatively (i) to modify the arrangement or take other action to mitigate or eliminate the risk, or (ii) where mitigation is not reasonably possible, to terminate the arrangement as soon as reasonably practicable.

Grandfathered Pledges Pose No Material Risk. The Audit Committee has reviewed all existing pledge arrangements that, as of the end of 2018, are grandfathered under the policy. Based on its review and analysis, the Committee concluded that the pre-existing grandfathered pledge arrangements of certain members of the Holding family who are directors and officers—Frank B. Holding, Jr., Hope H. Bryant and Peter M. Bristow—are not reasonably likely to pose a material risk to our company or the market for our common stock. Specifically, the Committee concluded that the risk of foreclosure and a resulting forced sale of common stock on the market that would result in a sudden and immediate decline in our stock price is remote based on, among other factors, the net worth of the pledgors and the fact that the loan-to-stock value ratio in each of the grandfathered pledges was and remains very low.

Audit Committee’s Rationale for the Policy. The Audit Committee engaged independent outside legal counsel to assist it in connection with both the creation of the policy in 2014 and in amending and restating the policy in 2017. In forming its recommendation of both the original policy and the amended and restated policy to the Board, the Audit Committee considered the ownership structure of our company, including the fact that members of the Holding family own shares which, in the aggregate, amount to more than 50% of the outstanding voting power of our stock. As a result of our ownership structure, FCB is one of the largest family-controlled banks in the United States. As described in this proxy statement under the headings “CORPORATE GOVERNANCE” and “COMMITTEES OF OUR BOARDS,” despite our ownership structure we adhere to Nasdaq’s governance requirements for non-controlled companies, including having a board consisting of a majority of independent directors, independent compensation and nominating committees, and approval of all related person transactions by our Audit Committee, which consists solely of independent directors.

The Audit Committee believes that our pledging policy, as amended, is reasonable for a company with our ownership structure and that pledges of our stock permitted under the policy will not pose a material risk to our company or our shareholders.

Existing Pledge Arrangements. The following table lists the numbers of shares of our Class A Common and Class B Common beneficially owned by Mr. Holding, Mrs. Bryant and Mr. Bristow that are subject to grandfathered pledge arrangements on the date of this proxy statement.

Name of Beneficial Owner	Number of Class A Common pledged shares	Number of Class B Common pledged shares
Frank B. Holding, Jr.	111,716	100,961
Hope H. Bryant	134,362	16,447
Peter M. Bristow	30,000	-0-

Our proxy statement for our 2018 Annual Meeting reported that an aggregate of 540,000 shares of Class A Common held by a trust in which Mr. Holding is a co-trustee also were pledged to secure loans to that trust. Since the 2018 Annual Meeting, the trust’s pledge of shares was terminated and it no longer has any pledged shares.

Principal Shareholders

The following table lists persons who we believe owned, beneficially or of record, 5% or more of our Class A Common or Class B Common on the Record Date for the Annual Meeting. Similar to the director and executive officer table above, we consider a person to “beneficially own” shares held in the person’s name, or in the name of any other shareholder, if the person either directly, or indirectly through some agreement, arrangement, understanding or relationship, has or shares the right to vote or dispose of the shares, or to direct the voting or disposition of the shares. As a result, the same shares may be “beneficially owned” by more than one person. As described in footnotes to the table, portions of the shares listed as beneficially owned by certain of the individuals in the table also are listed as beneficially owned by other individuals named in the table.

	Beneficial Ownership
	Class A Common			Class B Common
Name and Address of Beneficial Owner	Number of Shares		Percentage of Class (1)	Number of Shares		Percentage of Class (1)	Percentage of Total Votes (1)
Carson H. Brice P.O. Box 1417 Smithfield, NC 27577	367,126	(2)	3.50%	117,612	(2)	11.70%	8.46%

Claire H. Bristow P. O. Box 1417 Smithfield, NC 27577	459,387	(3)	4.38%	117,052	(3)	11.64%	8.77%

Peter M. Bristow 4300 Six Forks Road Raleigh, NC 27609	459,387	(4)	4.38%	117,052	(4)	11.64%	8.77%

Hope H. Bryant 4300 Six Forks Road Raleigh, NC 27609	492,779	(5)	4.69%	171,919	(5)	17.10%	12.20%

Ella Ann L. Holding 409 East Market Street Smithfield, NC 27577	972,229	(6)	9.26%	5,395	(6)	0.54%	3.98%

Frank B. Holding, Jr. 4300 Six Forks Road Raleigh, NC 27609	507,945	(7)	4.84%	183,836	(7)	18.29%	12.98%

Olivia B. Holding P. O. Box 1352 Smithfield, NC 27577	585,854	(8)	5.58%	165,969	(8)	16.51%	12.19%

FMR LLC 245 Summer Street Boston, MA 02210	1,135,502	(9)	10.82%	—		—	0.45	% (9)

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	569,103	(10)	5.42%	—		—	0.02	% (10)

Wellington Management Group LLP 280 Congress Street Boston, MA 02210	542,962	(11)	5.17%	—		—	1.88	% (11)
(1)

“Percentage of Class” reflects each individual’s listed shares as a percentage of the total number of outstanding shares of that class of stock on the Record Date. “Percentage of Total Votes” reflects the aggregate votes represented by each individual’s listed shares of both classes as a percentage of the aggregate votes represented by all outstanding shares of our voting securities on the Record Date.

(2)

Mrs. Brice may be considered to exercise shared voting and investment power with respect to 280 of the listed shares of Class A Common and 563 of the listed shares of Class B Common which are held by her spouse. She disclaims beneficial ownership of an aggregate of 78,284 shares of Class A Common and 2,525 shares of Class B Common held by a family member as trustee in irrevocable trusts for the benefit of her children; an aggregate of 54,032 shares of Class A Common and 36,725 shares of Class B Common held by two charitable foundations of which she serves as a director; and an aggregate of 479,889 shares of

Class A Common and 26,074 shares of Class B Common held by certain corporations of which Mrs. Brice and/or her spouse are shareholders but of which neither of them serves as a director or officer. Those disclaimed shares are not included in the shares listed for her in the table.
(3)

Mrs. Bristow may be considered to exercise shared voting and investment power with respect to 146,704 of the listed shares of Class A Common and 32,936 of the listed shares of Class B Common which are held by family members or her spouse, Peter M. Bristow, individually, or for family members or other persons, or by entities that he may be deemed to control, and shared voting power only with respect to 6,004 of the listed shares of Class A Common held by trusts for an unrelated person,. All listed shares also are listed as beneficially owned by her spouse. Mrs. Bristow disclaims beneficial ownership of 3,231 shares of Class A Common and 200 shares of Class B Common held by a charitable foundation of which she serves as a director, and an aggregate of 479,889 shares of Class A Common and 26,074 shares of Class B Common held by certain other corporations of which Mrs. Bristow and/or her spouse are shareholders but of which neither of them serves as a director or officer. Those disclaimed shares are not included in the shares listed for her in the table.

(4)

Mr. Bristow may be considered to exercise shared voting and investment power with respect to 312,683 of the listed shares of Class A Common and 84,116 of the listed shares of Class B Common held by or for his spouse, Claire H. Bristow, and sole voting power only with respect to 6,004 shares of Class A Common held by trusts for an unrelated person. All listed shares also are listed as beneficially owned by his spouse. Mr. Bristow disclaims beneficial ownership of an aggregate of 3,231 shares of Class A Common and 200 shares of Class B Common held by a charitable foundation of which his spouse serves as a director, and an aggregate of 479,889 shares of Class A Common and 26,074 shares of Class B Common held by certain other corporations of which Mr. Bristow and/or his spouse are shareholders but of which neither of them serves as a director or officer. Those disclaimed shares are not included in the shares listed for him in the table.

(5)

Mrs. Bryant may be considered to exercise shared voting and investment power with respect to 67,629 of the listed shares of Class A Common and 50,612 of the listed shares of Class B Common which are held jointly, by family members or other persons, or by corporations or other entities that she may be deemed to control, and sole voting power only with respect to 1,494 of the listed shares of Class A Common held by a trust for an unrelated person. The listed shares include an aggregate of 54,032 shares of Class A Common and 36,725 shares of Class B Common held by two charitable foundations which also are listed as beneficially owned by Ms. O. Holding and Mr. F. Holding, Jr., and an aggregate of 13,357 shares of Class A Common and 1,555 shares of Class B Common held by two business entities which also are listed as beneficially owned by Ms. O. Holding. Mrs. Bryant disclaims beneficial ownership of an aggregate of 21,710 shares of Class A Common and 746 shares of Class B Common held by a third party as custodian for her children, and an aggregate of 292,063 shares of Class A Common and 22,619 shares of Class B Common held by two corporations of which Mrs. Bryant is a shareholder and a director, but not an officer, and 174,469 shares of Class A Common and 1,900 shares of Class B Common held by a corporation of which Ms. Bryant is a shareholder but does not serve as a director or officer. Those disclaimed shares are not included in the shares listed for her in the table.

(6)

Mrs. E. Holding disclaims beneficial ownership of shares listed in the table above which are held by or for her adult children and their spouses and children, and an aggregate of 536,596 shares of Class A Common and 64,955 shares of Class B Common held by two charitable foundations, and by certain companies of which Mrs. Holding has equity interests, but of which she does not serve as a director or officer. Those disclaimed shares are not included in the shares listed for her in the table.

(7)

Mr. F. Holding, Jr. may be considered to exercise shared voting and investment power with respect to 73,785 of the listed shares of Class A Common and 57,574 of the listed shares of Class B Common which are held jointly, by family members or other persons, or by corporations or other entities that he may be deemed to control. The listed shares include an aggregate of 54,032 shares of Class A Common and 36,725 shares of Class B Common held by two charitable foundations which also are listed as beneficially owned by Mrs. Bryant and Ms. O. Holding. Mr. F. Holding, Jr. disclaims beneficial ownership of an aggregate of 30,303 shares of Class A Common and 25,707 shares of Class B Common held by his adult children and trustees of irrevocable trusts for the benefit of his children, and an aggregate of 479,889 shares of Class A Common and 26,074 shares of Class B Common held by certain other corporations of which Mr. Holding and/or his spouse are shareholders but of which neither he nor his spouse serve as a director or officer. Those disclaimed shares are not included in the shares listed for him in the table.

(8)

Ms. O. Holding may be considered to exercise shared voting and investment power with respect to 67,389 of the listed shares of Class A Common and 38,280 of the listed shares of Class B Common which are held jointly, by family members or other persons, or by corporations or other entities that she may be deemed to control. The listed shares include 54,032 shares of Class A Common and 36,725 shares of Class B Common held by two charitable foundations which also are listed as beneficially owned by Mr. F. Holding, Jr. and Mrs. Bryant, an aggregate of 13,357 shares of Class A Common and 1,555 shares of Class B Common held by two business entities which also are listed as beneficially owned by Mrs. Bryant. Ms. Holding disclaims beneficial ownership of an aggregate of 466,532 shares of Class A Common and 24,519 shares of Class B Common held by three corporations of which Ms. Holding is a shareholder and director. Those disclaimed shares are not included in the shares listed for her in the table.

(9)

FMR LLC’s Schedule 13G, as amended, filed with the SEC jointly with its Chairman and Chief Executive Officer, Abigail P. Johnson, indicates that (a) the listed shares are held by various investment companies registered under the Investment Company Act of 1940 (the “Fidelity Funds”) for which FMR LLC’s wholly-owned subsidiary, Fidelity Management & Research Company (“FMR Co”), acts as investment advisor (and which itself may be considered to beneficially own more than 5% of the outstanding shares of Class A Common), (b) FMR LLC may be deemed to have sole voting power with respect to 120,792 of the shares, and may be deemed to have sole investment power with respect to all of the listed shares, and (c) while FMR Co carries out the voting of shares held by the Fidelity Funds, the power to vote those shares resides with the Fidelity Funds’ boards of trustees and FMR Co carries out the voting of the shares under written guidelines established by those boards. The percentage of total votes is based on only the shares over which FMR LLC’s Schedule 13G indicates that it has voting power.

(10)

The Vanguard Group’s Schedule 13G, as amended, filed with the SEC indicates that (a) its wholly-owned subsidiaries, Vanguard Fiduciary Trust Company, and Vanguard Investments Australia, Ltd., are the beneficial owners of 3,185 and 2,828 of the shares, respectively, and (b) The Vanguard Group may be deemed to have sole voting power with respect to 3,863 of the shares, shared voting power with respect to 2,150 shares, sole investment power with respect to 563,768 shares, and shared investment power with respect to 5,335 shares. The percentage of total votes is based on only the shares over which The Vanguard Group’s Schedule 13G indicates that it has voting power.

(11)

The Schedule 13G filed with the SEC by Wellington Management Group LLP (“Wellington”), jointly with its direct or indirect subsidiaries, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP, states that it is filed by Wellington as the parent company of certain holding companies and various investment adviser subsidiaries (the “Wellington Investment Advisers”) controlled, directly or indirectly, by Wellington Investment Advisors Holdings LLP, and that (a) the filers may be deemed to have shared voting power with respect to 499,678 shares and shared investment power with respect to 550,636 shares, and (b) that the shares are owned of record by clients of the Wellington Investment Advisers.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors, executive officers and principal shareholders are required by federal law to file reports with the SEC regarding the amounts of and changes in their beneficial ownership of our Class A Common and Class B Common. Based on our review of copies of those reports, our proxy statements are required to disclose failures to report shares beneficially owned or changes in beneficial ownership, and failures to timely file required reports, during previous years. It has come to our attention that, during 2018, due to administrative error, the initial report for West Ludwig following his appointment as our Chief Human Resources Officer, and a report for one sale of 25 shares by our director, Daniel L. Heavner, were not timely filed. Each report was filed promptly after it was discovered it had been overlooked.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our Board of Directors unanimously recommends that you vote “FOR” Proposal 2.

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”), and rules adopted by the SEC under the Act, at least once every three years we are required to give our shareholders an opportunity to vote, on a non-binding advisory basis, on a resolution (a “say-on-pay” resolution) to approve the compensation of our NEOs, whose compensation we are required by the SEC’s rules to disclose in our Annual Meeting proxy statements. Our Board has submitted a say-on-pay resolution to our shareholders at each of our Annual Meetings since 2011, and our shareholders have overwhelmingly approved those proposals, in each case with over 98% of the votes entitled to be cast on each proposal with respect to shares present in person or represented by proxy being cast for approval.

Another say-on-pay resolution will be submitted for voting by our shareholders at the 2019 Annual Meeting. In connection with that proposal, the following resolution will be submitted for voting:

“RESOLVED, that the shareholders of First Citizens BancShares, Inc. (“BancShares”) hereby approve, on a non-binding advisory basis, the compensation paid or provided to BancShares’ named executive officers, as that compensation has been disclosed in BancShares’ proxy statement for the 2019 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including BancShares’ Compensation Discussion and Analysis, compensation tables, and the narrative discussion contained in the proxy statement.”

The vote on the resolution is not intended to address any specific element of executive compensation. Rather, the vote will relate generally to the compensation described in this proxy statement that was paid or provided for 2018 to our NEOs listed in the Summary Compensation Table above under the heading “EXECUTIVE COMPENSATION.” Under the Act and the SEC’s rules, the vote will be advisory in nature and will not be binding on our Boards or our Compensation, Nominations and Governance Committee, and it will not overrule or affect any previous action or decision by the Boards or Committee or any compensation previously paid or awarded. Neither will it obligate the Boards or Committee to any particular course of future action, nor create or imply any additional duty on the part of the Boards or Committee. However, our Boards and the Committee value the opinion of our shareholders and, in making future decisions on the compensation of our NEOs, will consider the voting results on the resolution and evaluate whether any actions are necessary to address any shareholder concerns.

Our executive compensation philosophy and components are described in more detail in this proxy statement under the headings “COMPENSATION DISCUSSION AND ANALYSIS” and “EXECUTIVE COMPENSATION.” As discussed in those sections, our Boards and Compensation, Nominations and Governance Committee attempt to align our executive officers’ compensation with our long-term business philosophy and to achieve our objectives of:

●	rewarding year-over-year performance and long-term loyalty;

●

balancing business risk with sound financial policy and shareholders’ interests, and aligning the interests of our executive officers with the long-term interests of our shareholders by encouraging growth in the value of our company and our shareholders’ investments;

●	enabling us to attract and retain qualified executive officers; and

●	providing compensation to our executive officers that is competitive with comparable financial services companies.

Consistent with that philosophy, our 2018 executive compensation program was primarily composed of the following elements:

●	competitive base salaries;

●

performance-based long-term incentive awards payable in cash which may be earned based on the extent of growth in the tangible book value per share of our common stock plus cumulative dividends paid on the stock during stated performance periods;

●	retirement benefits in the form of defined benefit pension plans (for officers hired on or before specified dates during 2007), and matching contributions to Section 401(k) defined contribution plans;

●	individual non-qualified separation from service agreements with certain of our executive officers; and

●	limited personal benefits (or “perquisites”) for certain of our executive officers.

We do not have employment agreements with any of our NEOs, nor do we provide them with any equity-based compensation (such as stock options or stock awards) or have any arrangements with them under which compensation would be paid to them, or the vesting of any of their benefits would be accelerated, as a result of a change in control of our company or FCB.

We believe the Committee’s and the Boards’ focus on performance-based compensation, including the increasing portion of our executive officers’ compensation that is composed of variable incentive compensation, have enhanced our pay and performance alignment. We are committed to maintaining a strong executive compensation governance framework with continuing monitoring, oversight and mitigation of compensation risks, and a compensation program that is both fair and effective for both our executives and our shareholders alike and aligned with the central objective of our strategic plan which is to build the long-term value of our company and our shareholders’ investments.

Our Board of Directors believes that our executive compensation policies and practices are aligned with our shareholders’ long-term interests, and it unanimously recommends that you vote “FOR” Proposal 2.

To be approved, a majority of the votes entitled to be cast on the proposal with respect to shares present in person or represented by proxy at the Annual Meeting must be cast in favor of the proposal.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Our Board of Directors unanimously recommends that you vote “FOR” Proposal 3.

Appointment of Independent Accountants

Our Audit Committee has selected our current independent accountants, Dixon Hughes Goodman LLP, to serve as our independent accountants for 2019.

The Audit Committee continuously reviews our independent accountants’ performance and independence. In connection with the Committee’s selection of Dixon Hughes Goodman as our independent accountants for 2019, the Committee considered and discussed, among other factors:

●	the quality of Dixon Hughes Goodman’s service during 2018 and since its initial engagement;

●	recent reports of the Public Company Accounting Oversight Board’s inspections of Dixon Hughes Goodman;

●	Dixon Hughes Goodman’s tenure as our independent accountants and its familiarity with our operations, accounting policies and practices, and internal control over financial reporting;

●	the Committee’s perception of, and Dixon Hughes Goodman’s statements regarding, the firm’s independence;

●	Dixon Hughes Goodman’s expertise in the banking industry and the Committee’s perception of its capability in handling issues related specifically to financial institutions;

●	the knowledge and experience of the lead audit partner and other key members assigned to our audit service team; and

●	the appropriateness of Dixon Hughes Goodman’s fees.

Dixon Hughes Goodman’s partners who are assigned as “lead audit partners” for its audits of public companies are subject to a mandatory rotation policy, and a partner in the firm may not serve as lead audit partner for the firm’s audit of our financial statements for more than five consecutive years. The Audit Committee does not approve or disapprove the accounting firm’s assignment of a particular partner as lead audit partner, or its assignment of other members of the firm to its audit team, for audits of our financial statements. However, in connection with the Audit Committee’s selection of our independent accountants each year, the Committee meets with the proposed lead audit partner, considers the partner’s experience and performance on previous audits and any experience of the Committee with the partner, and seeks and considers the views of our executive management. The Committee then communicates its views regarding that partner to management of the accounting firm.

Based on its evaluation, the Audit Committee believes that Dixon Hughes Goodman is independent and that it is in our and our shareholders’ best interests to retain Dixon Hughes Goodman as our independent accountants for 2019. Dixon Hughes Goodman has served as our independent accountants since 2004. Representatives of Dixon Hughes Goodman are expected to attend the Annual Meeting and be available to answer appropriate questions, and they will have an opportunity to make a statement if they desire to do so.

The Audit Committee’s charter gives it the responsibility and authority to select and appoint our independent accountants and to approve their fees and the terms of the engagement under which they provide services to us. Our shareholders are not required by our Bylaws or the law to ratify the Committee’s selection. However, we will submit a proposal for shareholders to ratify the appointment of Dixon Hughes Goodman at the Annual Meeting to allow shareholders to be heard in that selection process. The outcome of voting on the proposal will not be binding on the Committee. If our shareholders do not ratify the Committee’s selection, the Committee will reconsider its decision, but it could choose to reaffirm its appointment of Dixon Hughes Goodman. If our shareholders ratify the Committee’s selection, the Committee could, in its discretion, appoint different independent accountants during the year if it determines that such a change would be in our best interests.

Services and Fees During 2018 and 2017

Except as described below, our Audit Committee pre-approves all audit services and other services provided by our accountants. Since it is difficult to determine the exact nature and extent of the services or advice we will need during the coming year, the Committee authorizes our management to obtain non-audit services from our accountants during the year up to a prescribed cumulative amount of fees set by the Committee. Requests for advice in excess of the pre-approved amount require further

Committee approval. While the entire Audit Committee generally participates in the pre-approval of services, the Committee delegates authority to its Chairman to approve requests for non-audit services beyond the pre-approved limits. Any such approval by the Chairman is communicated to the full Committee at its next regularly scheduled meeting.

As our independent accountants for 2018 and 2017, Dixon Hughes Goodman provided us with various audit and other services for which we and FCB were billed or expect to be billed for fees as described below. Our Audit Committee has considered whether the provision of non-audit services by our independent accountants during 2018 was compatible with maintaining its independence, and it believes that the provision of non-audit services by Dixon Hughes Goodman during 2018 did not affect its independence.

The following table lists the aggregate amounts of fees paid to Dixon Hughes Goodman for audit services for 2018 and 2017 and for other services they provided during 2018 and 2017.

Type of Fees and Description of Services	2018	2017
Audit Fees, including, for both years, audits of our consolidated financial statements, audits of internal control over financial reporting, and related attestations, reviews of our interim consolidated financial statements, audits of our broker-dealer subsidiary’s financial statements, and acquisition accounting audit procedures in connection with mergers and acquisitions.	$1,191,000	$1,165,000
Audit-Related Fees, including, during both years, audits of FCB’s common trust funds and employee benefit plans, agreed upon procedures reports required by contracts, service organization reports on internal controls, other attest reports, and consultations regarding financial accounting standards.	229,000	215,000
Tax Fees, including, during both years, reviews of our consolidated federal and related state income tax returns, acquisition-related tax services and advice in connection with mergers, and other non-routine tax consultations, and, for 2017 only, preparation assistance for tax returns.	142,000	99,000
All Other Fees	-0-	-0-

Our Board of Directors unanimously recommends that you vote “FOR” Proposal 3.

To be approved, a majority of the votes entitled to be cast on the proposal with respect to shares present in person or represented by proxy at the Annual Meeting must be cast in favor of the proposal.

FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

The following are some questions that you, as a shareholder, may have regarding the Annual Meeting, and brief answers to those questions. We urge you to carefully read the remainder of this proxy statement because the information in these questions and answers does not provide all of the information that will be important to you with respect to the Annual Meeting and proposals to be voted on at the meeting.

Who may vote at the Annual Meeting?

Our Board of Directors has set the close of business on March 1, 2019, as the “Record Date” to determine which shareholders are entitled to receive notice of and to vote at the Annual Meeting and how many shares they are entitled to vote. Our voting securities are the 10,497,820 shares of Class A Common Stock (“Class A Common”) and 1,005,185 shares of Class B Common Stock (“Class B Common”) that were outstanding on the Record Date. You must have been a record holder of our stock on the Record Date in order to vote in person or by proxy at the meeting.

How many votes may I cast at the Annual Meeting?

You may cast one vote for each share of Class A Common, and 16 votes for each share of Class B Common, that you held of record on the Record Date on each director to be elected and on each other matter voted on by shareholders at the Annual Meeting. Votes may not be cumulated in the election of directors.

How can I vote at the Annual Meeting?

Record Holders. If your shares of our common stock are held of record in your name, you can vote at the Annual Meeting in any of the following ways.

●	You can attend the Annual Meeting and vote in person.

●

You can appoint four of our directors (Hope H. Bryant, H. Lee Durham, Jr., Frank B. Holding, Jr. and Robert T. Newcomb) or any substitutes appointed by them, individually and as a group, to act as your “Proxies” to vote your shares for you at the meeting in either of the ways described below.

●

Mark your voting instructions on the proxy card enclosed with this proxy statement and sign, date and return it in the enclosed preaddressed envelope. If you are the record holder of shares of both Class A Common and Class B Common, or if you hold shares of record in different forms of your name, then you should have received two or more proxy cards. You should mark, sign and return all proxy cards you received.

●

Call 1-800-690-6903, or log on to the Internet voting website www.proxyvote.com. Have your enclosed proxy card in hand when you call or access the website. When you are prompted for your “control number,” enter the 16-digit number that is printed in the box on your proxy card, and then follow the instructions you will be given to instruct the Proxies on how to vote your shares. If you have received more than one proxy card, each card contains a different control number and you will need to appoint the Proxies to vote your shares covered by each card separately. You may appoint the Proxies by telephone or Internet until 11:59 p.m. EDT on April 29, 2019, which is the day before the Annual Meeting date.

If you appoint the Proxies by telephone or Internet, you need not sign and return a proxy card. You will be appointing the Proxies to vote your shares on the same terms and with the same authority as if you marked, signed and returned a proxy card. Whether you return a proxy card or appoint the Proxies by telephone or Internet, the authority you will be giving the Proxies is described below and in the proxy card enclosed with this proxy statement. Even if you plan to attend the Annual Meeting, we ask that you mark your proxy card to indicate how your shares should be voted, sign and date it, and return it in the enclosed envelope, or follow the instructions above for appointing the Proxies and giving your voting instructions by telephone or Internet. Doing that will ensure that your shares will be represented and voted at the meeting.

Shares Held in “Street Name.” Only the record holders of shares of our common stock or their appointed proxies may vote those shares. As a result, if your shares are held for you in “street name” by a broker or other nominee (such as a bank or custodian), then:

●

your broker or nominee (i.e., the record holder) must vote them for you, or appoint the Proxies to vote them for you, unless you make arrangements for your broker or nominee to assign its voting rights to you or for you to be recognized as the person entitled to vote your shares; and

●

you will need to follow the directions your broker or nominee provides you and give it instructions as to how it should vote your shares by completing and returning to it the voting instruction sheet you received from your broker or nominee with this proxy statement, or by giving voting instructions electronically as directed by your broker or nominee. If you hold shares in more than one brokerage or nominee account, each of your brokers or nominees will have sent you a separate voting instruction sheet for your account that it holds. You should mark all voting instruction sheets you received and return them to your brokers.

Brokers and other such nominees typically have the discretionary authority to vote shares they hold for their customers on routine matters, such as proposals to ratify the appointment of independent accountants, when no instructions are received from beneficial owners of the shares. However, applicable rules generally prohibit brokers from voting their customers’ shares on matters designated by the rules as “non-routine” unless the beneficial owners of the shares provide voting instructions. As a result, if your shares are held by a broker, it may not vote your shares at the Annual Meeting in the election of our directors or any other non-routine matter unless you provide voting instructions. To ensure that your shares held by a broker are represented at the Annual Meeting and voted in the manner you desire, it is important that you instruct your broker as to how it should vote your shares.

Who is soliciting proxies, and who is paying solicitation expenses?

Our Board of Directors is asking you to appoint the Proxies to vote your shares at the Annual Meeting. In addition to solicitation by mail, our and FCB’s directors, officers and employees may solicit proxy appointments, personally or by telephone, electronic mail or other methods of communication, but they will not receive any additional compensation from us for doing so.

We will pay all costs of our solicitation of proxy appointments for the Annual Meeting, including costs of preparing and mailing this proxy statement and expenses associated with the telephone and Internet voting facilities. We are requesting banks, brokers, custodians and other nominees and fiduciaries to forward copies of our proxy solicitation materials to their principals and request their voting instructions, and we will reimburse them for their expenses in doing so.

In connection with the solicitation of proxy appointments for the Annual Meeting, we have not authorized anyone to give you any information, or make any representation, that is not contained in this proxy statement. If anyone gives you any other information or makes any other representation, you should not rely on it as having been authorized by us.

How will proxies be voted at the Annual Meeting?

●

If you sign a proxy card and return it so that we receive it before the Annual Meeting, or you appoint the Proxies by telephone or Internet, you will be appointing the Proxies to vote your shares for you, and they will vote, or abstain from voting, according to the instructions you give them.

●

If you sign and return a proxy card or appoint the Proxies by telephone or Internet, but you do not give voting instructions on a matter to be voted on, then the Proxies will be authorized to vote your shares “FOR” in the case of the election of each of the 11 nominees for director named in Proposal 1 below, and “FOR” in the case of each of Proposals 2 and 3.

●

If before the Annual Meeting any nominee named in Proposal 1 becomes unable or unwilling to serve as a director for any reason, your proxy card or telephone or Internet voting instructions will give the Proxies discretion to vote your shares for a substitute nominee named by our Board of Directors. If no substitute nominee is named by our Board of Directors, then the number of directors to be elected at the Annual Meeting will be reduced accordingly.

●

We are not aware of any other business that will be brought before the Annual Meeting other than the election of directors and the proposals described in this proxy statement. However, if any other matter is properly presented for action by our shareholders, your proxy card or telephone or Internet voting instructions will authorize the Proxies to vote your shares according to their best judgment. The Proxies also will be authorized to vote your shares according to their best judgment on matters incident to the conduct of the meeting, including motions to adjourn the meeting.

●

If you are the record holder of your shares and you do not return a proxy card or appoint the Proxies by telephone or Internet, the Proxies will not have authority to vote for you and your shares will not be represented or voted at the Annual Meeting unless you attend the meeting in person or validly appoint another person to vote your shares for you.

Can I change or revoke my voting instructions after I appoint the Proxies by proxy card, telephone or Internet?

Record Holders. If you are the record holder of your shares and you sign and return a proxy card or appoint the Proxies by telephone or Internet, and you later wish to change the voting instructions or revoke the authority you gave the Proxies, you can do so before the Annual Meeting by taking the appropriate action described below.

To change the voting instructions you gave the Proxies, whether by returning a proxy card or appointing the Proxies by telephone or Internet, you can:

●

sign a new proxy card, dated after the date of your original proxy card or after you appointed the Proxies by telephone or Internet, which contains your new voting instructions, and submit it to our proxy tabulator, Broadridge Corporate Issuer Solutions, Inc., at Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, or deliver it to our Corporate Secretary at the Annual Meeting, so that your new proxy card is received before the voting takes place at the meeting; or

●

before 11:59 p.m. EDT on April 29, 2019 (the day before the Annual Meeting), call 1-800-690-6903 (the same number used to appoint the Proxies by telephone), or go to the same voting website (www.proxyvote.com) used to appoint the Proxies by Internet, enter your 16-digit “control number” (printed in the box on the enclosed proxy card), and then give your new voting instructions.

Whether you return a proxy card or appoint the Proxies by telephone or Internet, the Proxies will follow the last voting instructions received from you before the voting takes place at the Annual Meeting.

To revoke your proxy card or your appointment of the Proxies by telephone or Internet, you can:

●

give Broadridge Corporate Issuer Solutions, Inc. a written notice at its address listed above, which must be received before the voting takes place at the Annual Meeting, that you want to revoke your proxy card or telephone or Internet appointment; or

●

attend the Annual Meeting and either vote your shares in person or notify our Corporate Secretary at the meeting that you want to revoke your proxy card or telephone or Internet appointment. Simply attending the Annual Meeting alone, without voting in person or notifying our Corporate Secretary, will not revoke your proxy card or telephone or Internet appointment.

Shares Held in “Street Name.” If your shares are held in “street name” and you want to revoke or change voting instructions you have given to your broker or other nominee, you must contact your broker or nominee and follow its directions.

How can I obtain another proxy card or voting instruction sheet?

If you have lost your proxy card or after returning it you want to change your voting instructions, you may obtain another proxy card by calling Broadridge Corporate Issuer Solutions, Inc. at 855-449-0981. To receive another copy of the voting instruction sheet you received from your broker or other nominee, you must call that broker or nominee.

What is required in order to have a quorum for the Annual Meeting?

A quorum must be present for business to be conducted at the Annual Meeting. For all matters to be voted on at the meeting, a quorum will consist of shares representing a majority of the aggregate votes entitled to be cast by holders of outstanding shares of Class A Common and Class B Common that may be voted at the meeting.

Shares represented in person or by proxy at the meeting will be counted for the purpose of determining whether a quorum exists. Once a share is represented for any purpose at the meeting, it will be treated as present for quorum purposes for the remainder of the meeting and for any adjournments. If you return a valid proxy card, appoint the Proxies by telephone or Internet, or attend the meeting in person, your shares will be counted as present for purposes of determining whether there is a quorum, even if you abstain or instruct the Proxies to abstain from voting on one or more matters voted on. Broker “non-votes” also will be counted as present in determining whether there is a quorum. Broker “non-votes” will occur if your shares are held by a broker and are voted by the broker on one or more matters at the meeting but are not voted by the broker on a “non-routine” matter because the broker does not have discretionary voting authority with respect to that particular matter and you have not given the broker voting instructions on that matter. If your shares are represented at the meeting with respect to any matter voted on, they will be treated as present with respect to all matters voted on, even if they are not voted on all matters.

If a quorum is not present at the Annual Meeting, the meeting may be adjourned to a different date, time or place. If an announcement is made at the meeting of the time and place for the adjourned meeting, no further notice of the adjourned meeting will be given unless the adjournment is for more than 30 days or the Record Date is changed.

What vote is required to elect directors and on Proposals 2 and 3?

●

Election of Directors. Our directors are elected by a plurality of the votes cast in elections. In the election of directors at the Annual Meeting, the 11 nominees receiving the highest numbers of votes will be elected. You may:

●	vote for all of the nominees by marking your proxy card “FOR ALL;”

●	withhold your vote for all of the nominees by marking your proxy card “WITHHOLD ALL;” or

●

vote for all of the nominees except for certain nominees by marking your proxy card “FOR ALL EXCEPT” and then indicating the nominee(s) for whom you want your vote withheld on the line provided on the proxy card.

Withheld votes and broker non-votes will have no effect on the election of directors. Our Board of Directors’ 11 nominees are listed under the heading “PROPOSAL 1: ELECTION OF DIRECTORS.”

●

Proposal 2. Proposal 2 calls for a non-binding, advisory vote of our shareholders to approve compensation paid or provided to our NEOs, as described under the heading “PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION.” You may mark your proxy card to vote “FOR” or “AGAINST” the proposal, or you may mark your proxy card to “ABSTAIN” from voting on the proposal. To be approved, a majority of the votes entitled to be cast on the proposal with respect to shares present in person or represented by proxy at the Annual Meeting must be cast in favor of the proposal. Broker non-votes will have no effect in the voting on Proposal 2, but abstentions will have the same effect as votes against Proposal 2.

●

Proposal 3. Proposal 3 is a vote on ratification of the appointment of our independent accountants for 2019 as described under the heading “PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS.” You may mark your proxy card to vote “FOR” or “AGAINST” the proposal, or you may mark your proxy card to “ABSTAIN” from voting on the proposal. To be approved, a majority of the votes entitled to be cast on the proposal with respect to shares present in person or represented by proxy at the Annual Meeting must be cast in favor of the proposal. Broker non-votes will have no effect in the voting on Proposal 3, but abstentions will have the same effect as votes against Proposal 3.

How can I find out the results of the voting at the Annual Meeting?

We will file a Current Report on Form 8-K with the SEC within four business days after the Annual Meeting to announce the voting results. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available. FCB’s Internet website (www.firstcitizens.com/about/who-we-are/profile) contains a link to the SEC’s website (www.sec.gov) where you may review and print copies of that report and any amendment.

Who can help answer my questions?

If you have any questions about the Annual Meeting, the proposals to be voted upon at the meeting, or how to submit your proxy, contact us at (919) 716-7000.

RECOMMENDATION OF NOMINEES

As described above under the caption “COMMITTEES OF OUR BOARDS – Compensation, Nominations and Governance Committee,” in identifying potential Board nominee candidates the Committee considers incumbent directors as well as candidates who may be suggested by our management, other directors or shareholders. Shareholders who wish to recommend candidates to the Committee should send their recommendations in writing to:

Compensation, Nominations and Governance Committee

First Citizens BancShares, Inc.

Attention: Corporate Secretary (FCC22)

Post Office Box 27131

Raleigh, North Carolina 27611-7131

Each recommendation should be accompanied by:

●

the full name, address and telephone number of the person making the recommendation, a statement that the person making the recommendation is a shareholder of record (or, if the person is a beneficial owner of shares of our stock but not a record holder, a statement from the record holder of the shares verifying the number of shares the person beneficially owns), and a statement as to whether the person making the recommendation has a good faith intention to continue to hold those shares through the date of our next Annual Meeting;

●

the full name, address and telephone number of the candidate being recommended, and information regarding the candidate’s beneficial ownership of our stock and any business or personal relationship between the candidate and the person making the recommendation;

●

a statement signed by the candidate that he or she is aware of and consents to being recommended to the Committee and will provide information that the Committee may request in connection with its evaluation of candidates;

●

a description of the candidate’s current principal occupation, business or professional experience, previous employment history, educational background, and any particular skills, experience or areas of expertise, and information regarding the candidate’s current positions or experience during the past ten years as a director of any other public corporation;

●	a description of any potential contributions to the Board that the candidate might make that are unusual or unique;

●	a description of the candidate’s current positions and experience as a community leader;

●

information regarding any business or personal relationships between the candidate and any of our or FCB’s customers, suppliers, vendors, competitors, directors or officers, affiliated companies, or other persons with any special interest regarding our company, FCB, or any of our affiliated companies, and any transactions between the candidate and our company, FCB, or any of our affiliated companies;

●

any additional information regarding the candidate that would be required to be included in our proxy statement pursuant to the SEC’s Regulation 14A (including information about legal proceedings in which the candidate has been involved within the past ten years); and

●	an explanation of the value or benefit that the person making the recommendation believes the candidate would provide us as a director.

A shareholder’s recommendation of a nominee for election at an Annual Meeting must be received by the Committee not later than the 120th day prior to the first anniversary of the date that our proxy statement was first mailed to our shareholders in conjunction with our preceding year’s Annual Meeting. Recommendations submitted by shareholders other than in accordance with these procedures will not be considered by the Committee. The Committee will evaluate candidates recommended by shareholders in a manner similar to its evaluation of other candidates.

PROPOSALS FOR 2020 ANNUAL MEETING

Any proposal of a shareholder, other than a nomination for election as a director, that is intended to be presented for action at our 2020 Annual Meeting must be received by our Corporate Secretary in writing at our address listed below no later than November 12, 2019, to be considered timely received for inclusion in the proxy statement and proxy card that we will distribute in connection with that meeting. In order to be included in our proxy materials for a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value, whichever is less, of shares of our stock entitled to be voted on that proposal at the meeting and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the shareholder submitting it must comply with certain other eligibility and procedural requirements contained in rules of the SEC.

Written notice of a shareholder proposal (other than a nomination) intended to be presented at our 2020 Annual Meeting but which is not intended to be included in our proxy statement and proxy card, or of a shareholder’s intent to nominate a person for election as a director at our 2020 Annual Meeting, must be received by our Corporate Secretary at our address listed below no earlier than December 12, 2019, and no later than January 26, 2020, in order for that proposal or nomination to be brought before that Annual Meeting. The same notice requirements apply in the case of a shareholder proposal other than a nomination in order for that proposal to be considered timely received for purposes of the Proxies’ discretionary authority to vote on other matters presented for action by shareholders at our 2020 Annual Meeting. However, if, after the January 26, 2020 deadline for notice of a proposed nomination, our Board of Directors increases the number of our directors, thereby creating an unfilled vacancy that will be filled at our 2020 Annual Meeting, and if there is no public announcement naming the nominee to fill the vacancy at least 100 days prior to the first anniversary of our 2019 Annual Meeting, then a shareholder’s written notice of a nomination to fill the vacancy will be treated as timely if it is received by us not later than the close of business on the tenth day following the day on which such a public announcement actually is made. To be effective, notices of shareholder proposals or nominations are required to contain certain information specified in our Bylaws. Shareholder proposals or nominations not made as provided in our Bylaws will not be considered at Annual Meetings.

The notices described above should be mailed to:

First Citizens BancShares, Inc.

Attention: Corporate Secretary

Post Office Box 27131 (Mail Code FCC22)

Raleigh, North Carolina 27611-7131

ANNUAL REPORT ON FORM 10-K

We are subject to the reporting requirements of the Securities Exchange Act of 1934, and we file periodic reports and other information, including proxy statements, annual reports, quarterly reports and current reports, with the SEC. FCB’s Internet website (www.firstcitizens.com/about/who-we-are/profile) contains a link to the SEC’s website (www.sec.gov) where you may review and print copies of information that we file electronically.

A copy of our 2018 Annual Report on Form 10-K, as filed with the SEC, is being mailed to our shareholders with this proxy statement, and a copy is posted with this proxy statement at www.proxyvote.com. An additional copy will be provided without charge to any shareholder upon written request directed to our Corporate Secretary, Bridget L. Welborn, at the above address.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K are available at www.proxyvote.com.

E57839-P18583

FIRST CITIZENS BANCSHARES, INC.

Annual Meeting of Stockholders

April 30, 2019 - 9:00 a.m.

APPOINTMENT OF PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Hope H. Bryant, H. Lee Durham, Jr., Frank B. Holding Jr., and Robert T. Newcomb (the “Proxies”), or any substitute appointed by them, as the undersigned’s attorneys and proxies, and authorizes any one or more of them to represent and vote, as directed on the reverse side of this proxy card, all of the outstanding shares of the Class A Common Stock of First Citizens BancShares, Inc. (“BancShares”) held of record by the undersigned on March 1, 2019, at the Annual Meeting of BancShares’ Stockholders (the “Annual Meeting”) to be held at the First Citizens Center located at 4300 Six Forks Road, Raleigh, North Carolina at 9:00 a.m. EDT on Tuesday, April 30, 2019, and at any postponements or adjournments of the Annual Meeting.

I (We) direct that the shares represented by this appointment of proxy be voted as directed on the reverse side. If no voting directions are given on a matter, the Proxies may vote those shares “FOR” in the case of the election of each nominee named in Proposal 1 and “FOR” in the case of Proposals 2 and 3. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. On any other matters properly presented for action by stockholders at the Annual Meeting, and on matters incident to the conduct of the meeting, including motions to adjourn, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with BancShares’ proxy tabulator, Broadridge Corporate Issuer Solutions, Inc., or BancShares’ Corporate Secretary, a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and voting in person.

FIRST CITIZENS BANCSHARES, INC.

ATTN: CORPORATE SECRETARY

4300 SIX FORKS ROAD (FCC22)

RALEIGH, NC 27609

VOTING CLASS A COMMON STOCK BY PROXY

Read our proxy statement before you vote by proxy. Then, to ensure that the shares are represented at the Annual Meeting, we ask that you appoint the Proxies to vote the shares for you in one of the following ways.

To Vote by Mail

Mark, date and sign this proxy card and return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. A postage-prepaid envelope has been provided for your convenience.

To Vote by Telephone

Call 1-800-690-6903 on any touch-tone telephone.

To Vote by Internet

Go to the Internet website www.proxyvote.com.

If voting by telephone or Internet, have your proxy card in hand when you call or access the website. When you are prompted for the “control number,” enter the 16-digit number printed in the box below and then follow the instructions provided to appoint the Proxies and give your voting instructions.

If you vote by telephone or Internet, you need not sign and return a proxy card. You will be appointing the Proxies to vote the shares for you on the same terms and with the same authority as if you marked, signed and returned a proxy card.

You may appoint the Proxies by telephone or Internet only until 11:59 p.m. EDT on April 29, 2019, which is the day before the Annual Meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E57838-P18583	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRST CITIZENS BANCSHARES, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
BancShares’ Board of Directors recommends that stockholders vote FOR each of the 11 nominees named below.
1.	Election of 11 directors for one-year terms.		☐	☐	☐
Nominees:
	01) John M. Alexander, Jr. 02) Victor E. Bell III 03) Peter M. Bristow 04) Hope H. Bryant	05) H. Lee Durham, Jr. 06) Daniel L. Heavner 07) Frank B. Holding, Jr. 08) Robert R. Hoppe		09) Floyd L. Keels 10) Robert E. Mason IV 11) Robert T. Newcomb

BancShares’ Board of Directors recommends that stockholders vote FOR Proposal 2.							For	Against	Abstain
2.	Non-binding advisory resolution (“say-on-pay” resolution) to approve compensation paid or provided to BancShares’ executive officers as disclosed in the proxy statement for the Annual Meeting.						☐	☐	☐

BancShares’ Board of Directors recommends that stockholders vote FOR Proposal 3.							For	Against	Abstain
3.	Proposal to ratify the appointment of Dixon Hughes Goodman LLP as BancShares’ independent accountants for 2019.						☐	☐	☐

Instruction: Please sign exactly as your preprinted name(s) appear(s) above. All holders of shares must sign. Joint owners should both sign personally. When signing as attorney, administrator or other fiduciary, please indicate the capacity in which you are signing. In the case of a corporation or partnership or other entity, please sign in the full corporate, partnership or entity name by an authorized officer or other representative.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K are available at www.proxyvote.com.

E57841-P18583

FIRST CITIZENS BANCSHARES, INC.

Annual Meeting of Stockholders

April 30, 2019 - 9:00 a.m.

APPOINTMENT OF PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Hope H. Bryant, H. Lee Durham, Jr., Frank B. Holding Jr., and Robert T. Newcomb (the “Proxies”), or any substitute appointed by them, as the undersigned’s attorneys and proxies, and authorizes any one or more of them to represent and vote, as directed on the reverse side of this proxy card, all of the outstanding shares of the Class B Common Stock of First Citizens BancShares, Inc. (“BancShares”) held of record by the undersigned on March 1, 2019, at the Annual Meeting of BancShares’ Stockholders (the “Annual Meeting”) to be held at the First Citizens Center located at 4300 Six Forks Road, Raleigh, North Carolina at 9:00 a.m. EDT on Tuesday, April 30, 2019, and at any postponements or adjournments of the Annual Meeting.

I (We) direct that the shares represented by this appointment of proxy be voted as directed on the reverse side. If no voting directions are given on a matter, the Proxies may vote those shares “FOR” in the case of the election of each nominee named in Proposal 1 and “FOR” in the case of Proposals 2 and 3. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. On any other matters properly presented for action by stockholders at the Annual Meeting, and on matters incident to the conduct of the meeting, including motions to adjourn, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with BancShares’ proxy tabulator, Broadridge Corporate Issuer Solutions, Inc., or BancShares’ Corporate Secretary, a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and voting in person.

FIRST CITIZENS BANCSHARES, INC.

ATTN: CORPORATE SECRETARY

4300 SIX FORKS ROAD (FCC22)

RALEIGH, NC 27609

VOTING CLASS B COMMON STOCK BY PROXY

Read our proxy statement before you vote by proxy. Then, to ensure that the shares are represented at the Annual Meeting, we ask that you appoint the Proxies to vote the shares for you in one of the following ways.

To Vote by Mail

Mark, date and sign this proxy card and return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. A postage-prepaid envelope has been provided for your convenience.

To Vote by Telephone

Call 1-800-690-6903 on any touch-tone telephone.

To Vote by Internet

Go to the Internet website www.proxyvote.com.

If voting by telephone or Internet, have your proxy card in hand when you call or access the website. When you are prompted for the “control number,” enter the 16-digit number printed in the box below and then follow the instructions provided to appoint the Proxies and give your voting instructions.

If you vote by telephone or Internet, you need not sign and return a proxy card. You will be appointing the Proxies to vote the shares for you on the same terms and with the same authority as if you marked, signed and returned a proxy card.

You may appoint the Proxies by telephone or Internet only until 11:59 p.m. EDT on April 29, 2019, which is the day before the Annual Meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E57840-P18583	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRST CITIZENS BANCSHARES, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
BancShares’ Board of Directors recommends that stockholders vote FOR each of the 11 nominees named below.
1.	Election of 11 directors for one-year terms.		☐	☐	☐
Nominees:
	01) John M. Alexander, Jr. 02) Victor E. Bell III 03) Peter M. Bristow 04) Hope H. Bryant	05) H. Lee Durham, Jr. 06) Daniel L. Heavner 07) Frank B. Holding, Jr. 08) Robert R. Hoppe		09) Floyd L. Keels 10) Robert E. Mason IV 11) Robert T. Newcomb

BancShares’ Board of Directors recommends that stockholders vote FOR Proposal 2.							For	Against	Abstain
2.	Non-binding advisory resolution (“say-on-pay” resolution) to approve compensation paid or provided to BancShares’ executive officers as disclosed in the proxy statement for the Annual Meeting.						☐	☐	☐

BancShares’ Board of Directors recommends that stockholders vote FOR Proposal 3.							For	Against	Abstain
3.	Proposal to ratify the appointment of Dixon Hughes Goodman LLP as BancShares’ independent accountants for 2019.						☐	☐	☐

Instruction: Please sign exactly as your preprinted name(s) appear(s) above. All holders of shares must sign. Joint owners should both sign personally. When signing as attorney, administrator or other fiduciary, please indicate the capacity in which you are signing. In the case of a corporation or partnership or other entity, please sign in the full corporate, partnership or entity name by an authorized officer or other representative.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date